UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 12, 2006
         --------------------------------------------------------------


                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)


      Maryland                    001-09279                        13-3147497
      -----------------------------------------------------------------------
      (State or other       (Commission file No.)               (IRS Employer
       jurisdiction of                                              I.D. No.)
       incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
               (Address of principal executive offices) (Zip code)

                                  516-466-3100
                                  ------------
               Registrant's telephone number, including area code

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         --      Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

         --      Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

         --      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         --      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

==============================================================================
Item 1.01.        Entry into a Material Definitive Agreement.

A.       Sale of a Single Property

One June 12, 2006, OLP Brooklyn Pavilion, LLC, a joint venture of the registrant (in which the registrant holds a 50% equity interest) entered into a Contract of Sale with HID Acquisition Group LLC ("HID"), pursuant to which HID has agreed to purchase, and OLP Brooklyn Pavilion, LLC has agreed to sell, a real property improved with a movie theater for $16,000,000. The Contract of Sale was entered into at arms length.

Consummation of the transaction is conditioned upon satisfaction of specific terms and conditions and delivery of specific documents as is customary for transactions of this type, including, without limitation, a current tenant estoppel certificate with respect to the property. Among the conditions to HID's obligations to close under the Contract of Sale, the tenant under the property's lease must not be in default of certain rental obligations and must, subject to certain exceptions, be operating the theater at the property. The annual rent under the property's lease is currently $1,128,000.

B.       Sale of Nine Properties

On June 14, 2006, eight entities which are wholly-owned by two joint ventures of the registrant (the registrant holds a 50% equity interest in each joint venture) and a wholly-owned subsidiary of the registrant (collectively, the "Sellers") entered into a Contract of Sale with ECM Diversified Income & Growth Fund, LLC (the "Buyer"), pursuant to which the Buyer has agreed to purchase, and the Sellers have agreed to sell, nine real properties for an aggregate purchase price of $151,885,050. Of this amount, approximately $15,227,423 is allocated to the property owned by registrant's subsidiary, and the balance to the eight properties owned by the eight entities which are wholly-owned by the two joint ventures. Each property is improved with a movie theater. The Contract of Sale was entered into at arms length.

Consummation of the transaction is conditioned upon satisfaction of specific terms and conditions and delivery of specific documents as is customary for transactions of this type, including, without limitation, current tenant estoppel certificates. In addition, Buyer has been afforded a 35-day due diligence period, pursuant to which Buyer may, in its sole discretion, terminate the Contract of Sale for any reason. Among the conditions to Buyer's obligations to close under the Contract of Sale, no default by a Seller or tenant shall exist with respect to any property lease other than matters known to Buyer before the expiration of the due diligence period. Currently, the aggregate annual rent under the leases applicable to the eight properties owned by the eight entities which are wholly-owned by the two joint ventures is $10,365,000, and the annual rent under the lease applicable to the property owned by the registrant's subsidiary is $1,155,000.

Some or all of registrant's gain in connection with these two transactions may be deferred for income tax purposes by registrant entering into one or more tax-deferred exchanges under Section 1031 of the Internal Revenue Code of 1985, as amended, and using the sale proceeds to acquire one or more replacement properties. However, the registrant can provide no assurance that suitable replacement properties will be located in accordance with applicable statutory and regulatory requirements to effectuate the tax-deferred exchange, and even if such replacement properties are located, the registrant may determine not to pursue a tax-deferred exchange.

Item 9.01.  Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired. Not applicable.

         (b) Pro Forma Financial Information. Not applicable.

         (c) Shell Company Transactions. Not applicable.

         (d) Exhibits.

              10.1    Contract of Sale, dated as of June 12, 2006, between
                      OLP Brooklyn Pavilion, LLC and HID Acquisition Group, LLC.

              10.2 Contract of Sale, dated as of June 14, 2006, by and among OLP Chula Vista Corp., OLP Norwalk LLC, OLP Austell, LLC, OLP Beavercreek LLC, OLP Southlake, LLC, OLP Roanoke, LLC, OLP Lubbock Venture Limited Partnership, OLP Live Oak Limited Partnership, OLP Henrietta, LLC, and ECM Diversified Income & Growth Fund, LLC.

              99.1    Press Release of registrant issued on June 16, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ONE LIBERTY PROPERTIES, INC.


Date:     June 16, 2006            By:  /s/ David W. Kalish
                                   -----------------------------------
                                   David W. Kalish
                                   Senior Vice President and
                                   Chief Financial Officer

                                                          EXHIBIT 10.1
                                CONTRACT OF SALE


         This CONTRACT OF SALE (this "Contract") is made and entered into as of the 12th day of June, 2006 by and between OLP Brooklyn Pavilion, LLC, a Delaware limited liability company having an address at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 (the "Seller") and HID Acquisition Group, LLC, a New York limited liability company having an address at 65 West 36th Street, Suite 1200, New York, New York 10018 (the "Purchaser").

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS Seller is the owner of that certain real property (and all improvements thereon located) more particularly described on Exhibit A attached hereto and made a part hereof; and

         WHEREAS, Seller desires to sell the Premises (as hereinafter defined) to Purchaser and Purchaser desires to acquire the Premises from Seller in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency of which being hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Purchase Price. Seller agrees to sell and Purchaser agrees to acquire all of Seller's right, title and interest in and to the Premises for a purchase price (the "Purchase Price") equal to SIXTEEN MILLION AND NO/100 DOLLARS ($16,000,000.00), payable by Purchaser as follows:

                  A. $600,000.00 upon the execution and delivery of this Contract as the nonrefundable (except as specifically set forth herein) downpayment (the "Downpayment"), by check or by wire transfer of immediately available funds payable to Escrow Agent (hereafter defined), which sum shall be held in escrow pursuant to the terms of this Contract; and

                  B. $15,400,000.00 at the Closing, by wire transfer of immediately available funds to an account(s) designated by Seller.

        2. Premises. For the purposes hereof, "Premises" shall mean (a) that certain parcel of land commonly known as 187-191 Prospect Park West (a/k/a 188 Prospect Park West a/k/a 496 14th Street), Brooklyn, New York, as more particularly bounded and described in Exhibit A attached hereto and hereby made a part hereof (the "Land"), together with (i) the building erected thereon (the "Building") and any and all other fixtures and improvements erected thereon (the Building and such other fixtures and improvements being hereinafter collectively referred to as the "Improvements"); (ii) the land lying in the bed of any street, highway, road or avenue, opened or proposed, public or private, in front of or adjoining the Land, to the center line thereof, (iii) any rights of way, appendages, appurtenances, easements, sidewalks, alleys, gores or strips of land adjoining or appurtenant to the Land or any portion thereof and used in conjunction therewith, (iv) any development rights appurtenant to the Land or any portion thereof, and (v) any unpaid award for damage to the Land or any of the Improvements by reason of change of grade or closing of any street, road or avenue, it being understood and agreed that Seller will execute and deliver to Purchaser on the Closing Date (as hereinafter defined) or thereafter (which obligation shall survive the Closing (as hereinafter defined), upon reasonable written request, all proper instruments for the conveyance of such right, title and interest and for the assignment and collection of any such awards or payments, without representation or warranty by or recourse to Seller), (b) all fixtures, machinery, tangible personal property and equipment (excluding furniture, furnishings, equipment and other personal property of Tenant (as hereinafter defined) used in connection with or attached or appurtenant to or at or upon all or any portion of the Land and the Improvements at the date hereof, including, without limitation, such fire protection, heating, plumbing, electrical and air conditioning systems as now exist thereat, (c) the interest of the landlord in and to the Lease (as hereinafter defined) (with the parties acknowledging that there is no security deposit under the Lease and accordingly no security deposit to be transferred to Purchaser), and (d) to the extent assignable, permits and licenses, if any, held solely for use in connection with all or any portion of the Land and the Improvements.

         3. Escrow. Concurrently with the execution of this Contract, Purchaser has delivered the Downpayment to First American Title Insurance Company of New York, as escrow agent ("Escrow Agent") in the form required by Paragraph 1.A. above. Escrow Agent shall deposit the Downpayment into an interest-bearing account(s) maintained at a federally insured financial institution(s). Escrow Agent shall deliver the Downpayment in accordance with this Contract, or a joint instruction signed by Seller and Purchaser, or separate instructions of like tenor signed by Seller and Purchaser, or a final judgment of a court of competent jurisdiction. Escrow Agent hereby is authorized and directed to deliver the Downpayment to Seller if, as and when title closes. If Escrow Agent shall receive a written request by one party for the release of the escrow, Escrow Agent will give a copy thereof to the other party. If Escrow Agent shall not receive an objection from the other party within five (5) business days, then Escrow Agent shall so release the Downpayment. If Escrow Agent receives an objection, then Escrow Agent shall continue to hold the Downpayment in accordance with the terms hereof. Escrow Agent at any time may deposit the Downpayment with a court of competent jurisdiction, and upon notice to Seller and Purchaser of such deposit, Escrow Agent shall have no further responsibility or liability hereunder. Escrow Agent may act upon any instruction or other writing believed by Escrow Agent in good faith to be genuine and to be signed or presented by the proper persons. Except as otherwise noted herein, any interest or income thereon shall be paid to the party entitled to receive the Downpayment.

         Seller and Purchaser acknowledge that Escrow Agent is merely a stakeholder, and that Escrow Agent shall not be liable for any act or omission unless taken or suffered in bad faith, in willful disregard of this Contract or involving gross negligence. Escrow Agent shall not be liable for the failure of the institution(s) in which the Downpayment has been deposited or for establishing accounts in excess of applicable guaranty limits. Seller and Purchaser agree to indemnify and hold Escrow Agent harmless from and against any and all reasonable costs, claims or expenses incurred in connection with the performance of the Escrow Agent's duties hereunder, unless such costs, claims or expenses were occasioned by Escrow Agent's bad faith, willful disregard of this Contract or Escrow Agent's gross negligence.

         Escrow Agent shall not be bound by any agreement between Seller and Purchaser, whether or not Escrow Agent has knowledge thereof, and Escrow Agent's only duties and responsibilities shall be to hold, and to dispose of, the Downpayment and interest earned thereon in accordance with this Contract. Escrow Agent may consult with counsel, and any opinion of Escrow Agent's counsel shall be full and complete authorization and protection in respect to any action taken or omitted by Escrow Agent hereunder in good faith and in reliance upon such opinion.

         All instructions or notices given to the Escrow Agent shall be in writing and delivered in accordance with the requirements of this Contract. For purposes of this Paragraph, such instructions and notices shall be deemed delivered on the date of delivery, if by hand, or on the date of mailing if mailed, except that no instruction or notice to Escrow Agent shall be deemed effectively delivered to Escrow Agent until actual receipt thereof by Escrow Agent.

         4. Premises Sold "AS IS".

                  A. PURCHASER EXPRESSLY UNDERSTANDS AND AGREES AND ACKNOWLEDGES THAT SELLER WOULD NOT HAVE ENTERED THIS CONTRACT WITHOUT THE EXPRESS PROVISIONS OF THIS PARAGRAPH 4. IT IS UNDERSTOOD THAT THE PREMISES AND ALL IMPROVEMENTS AND FIXTURES SHALL BE DELIVERED "AS IS", "WHERE IS" IN THEIR CURRENT CONDITION AND WITH ALL FAULTS, SUBJECT TO REASONABLE WEAR AND TEAR AND DETERIORATION BETWEEN NOW AND THE CLOSING DATE. SELLER SHALL NOT BE LIABLE FOR ANY LATENT OR PATENT DEFECTS IN THE PREMISES. PURCHASER ACKNOWLEDGES THAT, EXCEPT AS MAY BE HEREIN SPECIFICALLY SET FORTH, NEITHER SELLER NOR ANY OF ITS REPRESENTATIVES, EMPLOYEES, MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, MEMBERS, PARTNERS, COUNSEL OR AGENTS HAS MADE OR WILL IN THE FUTURE MAKE ANY DISCLOSURES, REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION, STATE OF REPAIR, TENANCY, INCOME, EXPENSES OR OPERATION OF THE PREMISES. EXCEPTING ONLY THOSE REPRESENTATIONS (IF ANY) SPECIFICALLY SET FORTH IN THIS CONTRACT, PURCHASER ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATIONS, WARRANTIES OR OTHER STATEMENTS WHETHER ORAL OR WRITTEN IN ITS DECISION TO ACQUIRE THE PREMISES IN ACCORDANCE WITH THE TERMS HEREOF. PURCHASER ALSO ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY "BROKER SET-UPS" OR ANY OTHER COMMUNICATIONS FROM ANY REAL ESTATE BROKER, MANAGING AGENT OR SIMILAR PARTY.

         IN PARTICULAR, EXCEPT AS MAY BE HEREIN SPECIFICALLY SET FORTH, SELLER HAS NOT MADE (AND IS UNWILLING TO MAKE) ANY DISCLOSURES, REPRESENTATIONS OR WARRANTIES IN RESPECT OF (I) THE PHYSICAL CONDITION OF THE PREMISES (INCLUDING, WITHOUT LIMITATION, IN RESPECT OF THE PRESENCE, NON-PRESENCE OR CONDITION OF HAZARDOUS MATERIALS (HEREAFTER DEFINED), (II) THE COMPLIANCE OR NON-COMPLIANCE OF THE PREMISES WITH ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO THE PROTECTION OF THE ENVIRONMENT OR THE HEALTH, SAFETY, ACCESSIBILITY OR WELFARE OF EMPLOYEES, WORKERS OR GUESTS TO THE PREMISES (INCLUDING BUT NOT LIMITED TO THE OCCUPATIONAL SAFETY AND HEALTH ACT, AS AMENDED, AND THE AMERICAN WITH DISABILITIES ACT, AS AMENDED)), (III) THE REVENUES, INCOME OR EXPENSES OF THE PREMISES, (IV) THE ADEQUACY OR INADEQUACY OF THE UTILITIES, IF ANY, PROVIDED TO THE PREMISES, (V) THE ZONING OF THE PREMISES OR (VI) ANY OTHER MATTER WHATSOEVER AND WHETHER OR NOT CONCERNING THE PREMISES. PURCHASER ACKNOWLEDGES THE FOREGOING AND WARRANTS AND REPRESENTS THAT IT (OR ITS PRINCIPAL OFFICER IF PURCHASER SHALL BE AN ENTITY) HAS HAD SUFFICIENT TIME AND OPPORTUNITY TO INSPECT THE PREMISES AND TO EVALUATE OTHER MATTERS DEEMED IMPORTANT TO PURCHASER, THAT IT OR ITS PRINCIPAL OFFICER IS EXPERIENCED IN OWNING REAL PROPERTY SIMILAR TO THE PREMISES AND THAT IT IS REPRESENTED BY ADVISORS AND COUNSEL OF ITS CHOOSING.

         For purposes hereof, "Hazardous Materials" shall mean and refer to explosives, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls, lead, lead-based paint, radon, under and/or above ground storage tanks, hazardous materials, toxic substances, hazardous wastes, hazardous substances, mold, petroleum, petroleum based materials or any other materials or substances which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), or any other applicable federal, state or local laws.

                  B. Purchaser acknowledges there is no "due diligence period" or similar inspection contingency contained in this Contract and accordingly, Purchaser acknowledges that it has examined and inspected the Premises and is satisfied with same in all respects, has reviewed the Lease and is satisfied with same, has reviewed all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relating to building, zoning and land use) affecting the Premises and the conformance and non-conformance of the Premises with same and is satisfied with same and has investigated, examined and approved the existence, quality, nature, adequacy and physical condition of utilities serving the Premises.

                  C. By completing the Closing, without further documentation, Purchaser, on behalf if itself and all of its officers, directors, members, managers, trustees, beneficiaries, shareholders, employees, representatives, successors and assigns, and their affiliates (collectively, the "Releasors"), will automatically be deemed to have waived and relinquished any and all claims, rights and remedies Releasors may now or hereafter have against Seller, its successors, assigns, officers, directors, members, managers, trustees, beneficiates, shareholders, employees, representatives and their respective successors, assigns and affiliates (collectively, the "Seller Parties"), whether known or unknown, which may arise from or be related to this Contract or in any manner related to the Premises; provided, however, that the release contained herein shall not be deemed to void the effect of any representations or warranties made by Seller in this Contract if and to the extent same by their terms survive Closing. The release contained herein shall survive the Closing and the recordation of the Deed.

                  D. Purchaser acknowledges that Seller may have information concerning the condition of the Premises, including information about its environmental and/or structural condition including possibly prior environmental or structural inspection reports but that Seller does not wish to expose itself to any potential claims (including, without limitation, that any such information or reports is in any manner deficient or that the information disclosed is not all of the relevant information that may be available to Seller on the matter). Accordingly, Purchaser agrees that Seller shall have no obligation to provide any information regarding the environmental or physical condition of the Premises. In the event that Seller should elect to provide any such information notwithstanding the lack of any obligation to do so, Purchaser acknowledges that any such information may not be all such information available to Seller on any particular topic and Purchaser hereby waives any claim against Seller and/or the Seller Parties related to any such information (including without limitations claims that such information is wrong, is inaccurate, is incomplete or that Seller knew or should have known that such information is wrong, is inaccurate and/or is incomplete). Further, Purchaser is hereby notified that the improvements at the Premises may have been originally constructed or later renovated at a time when many builders typically used asbestos containing materials in various parts of buildings (including without limitation, fire proofing, floor tiles, ceiling tiles and insulation) and Purchaser should assume that all such materials are asbestos-containing. Seller is unwilling to make any representations or warranties regarding the presence (or the condition) of asbestos at the Premises and to the fullest extent permitted by applicable law, Purchaser hereby waives any such disclosure by Seller to the extent that any applicable law, rule or regulation could be construed to require a seller of real property to disclose to a purchaser any specific information regarding asbestos.

                  E. This Paragraph 4 shall survive the Closing or earlier termination of this Contract.

         5. Lease; Signage License Agreement.

                  A. Purchaser acknowledges that Purchaser and its advisors have had sufficient time and opportunity to examine the lease affecting the Premises and all amendments thereto attached hereto as Exhibit B (collectively, the "Lease").

                  B. Seller further discloses to Purchaser that the Signage License Agreement attached hereto and made a part hereof as Exhibit C between Seller, as licensor, and Town Sports International, Inc., as licensee, regarding the use of a certain billboard sign at the Premises (the "Signage Agreement") was previously entered into, but a letter dated April 13, 2006 seeking to terminate such agreement, a copy of which is annexed hereto as Exhibit C-1, has previously been sent by Seller to licensee thereunder.

                  C. Seller shall not collect rent under the Lease for a period of more than thirty (30) days in advance. Seller shall not amend, modify or extend the term of the Lease, or enter into any agreement granting any party occupancy rights in the Premises, in each case without the prior written approval of Purchaser, which approval shall not be unreasonably withheld. Purchaser's approval or disapproval must be given within five (5) Business Days (as hereinafter defined) of a Seller's request therefore, and if Purchaser shall not timely respond to a request, then Purchaser shall be deemed to have approved Seller's request. Seller shall not terminate or accept a surrender of the Lease except that Seller may seek to enforce any and all of its rights and remedies in connection with an event of default by Tenant under the Lease notwithstanding the foregoing prohibition without affecting Purchaser's obligations hereunder.

         6. Title.

                  A. The Premises are to be sold and conveyed subject only to the Permitted Exceptions (as hereinafter defined). Purchaser agrees promptly upon the execution of this Contract to cause title to the Premises to be examined by Escrow Agent (sometimes referred to herein as the "Title Company") and shall direct the Title Company to deliver copies the title report prepared by the Title Company (the "Title Report") to Seller's attorney simultaneously with the delivery of same to Purchaser. Purchaser further agrees that not later than the date which is ten (10) Business Days following Purchaser's receipt of a copy of the Title Report (but in no event later than the date that is thirty
(30) days from the date hereof), Purchaser will furnish to Seller's attorneys a writing (the "Title Report Objection Notice") specifying any exceptions to title to the Property set forth in the Title Report which Purchaser believes are not Permitted Exceptions. Purchaser's failure to deliver the Title Report Objection Notice to Seller on or prior to 5:00 P.M. on the outside date for the delivery of the Title Report Objection Notice as set forth in the preceding sentence shall constitute Purchaser's irrevocable acceptance of the Title Report and Purchaser shall be deemed to have waived any right to object to any matters set forth therein. If, after giving the Title Report Objection Notice to Seller, the Title Company issues continuation reports or other written evidence indicating any new title defect(s) which are not Permitted Exceptions and which were not disclosed by the initial Title Report, then this Section 6 shall apply to such new title defect(s) except that Purchaser shall have ten (10) Business Days after receipt of such continuation report or other written evidence within which to send to Seller a supplemental Title Report Objection Notice objecting to such new defect(s) (failing which such defect(s) shall automatically be deemed to be Permitted Exceptions). For the purposes of this Contract, the capitalized term "Business Days" means any day of the year on which banks are not required or authorized by law to close in New York City.

        B. If, on the scheduled Closing Date, Seller is unable to convey to Purchaser title to the Premises subject to and in accordance with the provisions of this Contract, Seller shall be entitled, upon written notice delivered to Purchaser on or prior to the Closing Date, to reasonable adjournments of the Closing one or more times for a period not to exceed thirty (30) days in the aggregate to enable Seller to convey such title to the Premises. If Seller does not so elect to adjourn the Closing, or if at the adjourned date Seller is unable to convey title subject to and in accordance with the provisions of this Contract, Purchaser may terminate this Contract by written notice to Seller and Escrow Agent delivered on or prior to the date that is seven (7) days from the scheduled or adjourned Closing Date, as the case may be, in which event Escrow Agent shall repay to Purchaser the Downpayment together with any interest earned thereon. This Agreement shall thereupon be deemed canceled and become void and of no further effect, and neither party hereto shall have any obligations of any nature to the other hereunder or by reason hereof, except for those provisions which are expressly stated herein to survive such termination. If Seller elects to adjourn the Closing as provided above, this Contract shall remain in effect for the period or periods of adjournment, in accordance with its terms. If the Contract is not terminated by Purchaser pursuant to the foregoing provisions of this Section 6.B, then Purchaser shall not have the right to refuse to close hereunder due to the existence of title exceptions that are not Permitted Exceptions.

    C. Seller shall not be required to take or bring any action or proceeding or any other steps to remove any defect in or objection to title, except that notwithstanding anything to the contrary contained herein, Seller shall, on or prior to the Closing Date (as hereinafter defined) discharge or remove of record or cause to be paid, discharged or removed of record at Seller's sole cost and expense, all of the following items: (a) mortgages created by Seller or under which Seller is the current mortgagor, (b) Voluntary Liens (as hereinafter defined) and (c) other liens encumbering the Property (including judgment liens, mechanics' liens, and federal, state and municipal tax liens) that are in liquidated amounts and which may be satisfied solely by the payment of money; provided, however, that Seller shall not be obligated to discharge or remove of record or cause to be paid, discharged or removed of record the liens described in clause (c) above to the extent that any such liens are the result of Tenant's acts or omissions or are otherwise the responsibility of the Tenant under the Lease (all of which shall be deemed to be Permitted Exceptions hereunder). The term "Voluntary Liens" as used herein shall mean liens and other encumbrances placed on the Property as a result of the acts or omissions of Seller after the date hereof but shall specifically not include liens and/or other encumbrances that are created as a result of the acts or omissions of the Tenant under the Lease or are otherwise the responsibility of the Tenant under the Lease. Further, Seller shall not be required to remove, satisfy or discharge any ECB or other violations affecting the Premises, all of which are Tenant's responsibility pursuant to the Lease and all of which shall be deemed to be Permitted Exceptions hereunder.

       D. The Premises are sold subject to the following
(collectively, the "Permitted Exceptions"):

                  (i) All covenants, restrictions, easements and agreements of record affecting the Premises on the date hereof provided same are not violated by the Improvements and do not materially adversely affect the use of the Building as a movie theater or render title to the Premises unmarketable;

                  (ii) All liens for unpaid municipal charges (including taxes) not yet due and payable;

                  (iii) The state of facts which would be shown by an accurate survey or physical inspection of the Premises provided same do not render title to the Premises unmarketable;

                  (iv) De minimis encroachments and projections of walls, foundations, stoops, cellar steps, areas, cornices, trim or other improvements or installations onto the Premises or from such Premises onto adjoining property; party walls and party wall rights; variations between the record lot lines of the Premises and those shown on the tax maps; and consents for the erection and maintenance of any structures on, under or above any streets, or roads in front of or adjoining the Premises; and

                  (v) The Lease and all rights of the Tenant under the Lease.

         E. Purchaser agrees to accept a bargain and sale deed with covenant against grantor's acts (the "Deed") in customary form and in form satisfactory for recording.

         7. Acceptance of Deed. The acceptance of the Deed by Purchaser shall constitute and be deemed and considered full compliance by Seller with all the terms and conditions of this Contract on the part of Seller to be performed except with respect to those expressly stated herein to survive Closing, and none of the provisions of this Contract shall survive the delivery and acceptance of the Deed except insofar as may otherwise be expressly and specifically provided in this Contract.

         8. No Financing Contingency. It is expressly understood and agreed that the obligations of Purchaser hereunder are NOT contingent on Purchaser being able to secure financing for all or any portion of the Purchase Price.

         9. Representations of Seller and Purchaser.

                  A. Seller represents to Purchaser that the following are true and correct on the date hereof:

                           (i) Seller is a limited liability company duly
organized and in good standing in the State of Delaware and is qualified in and in good standing in the State of New York and has the requisite power and authority to enter into and to perform the terms of this Contract.

                           (ii) The execution and delivery of this Contract and
the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of Seller. This Contract constitutes, and each document and instrument contemplated hereby to be executed and delivered by Seller, when executed and delivered, shall constitute the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its respective terms (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally).

                           (iii) Neither the execution of this Contract nor the
consummation by Seller of the transactions contemplated by this Contract will (a) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default, or result in a termination of, any agreement or instrument to which Seller is a party, (b) violate any restriction to which Seller is subject, (c) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, judgment, rule, decree or order of which Seller is aware, or (d) result in the creation of any lien, charge, or encumbrance upon the Premises. Seller is not in default under any agreement or instrument where the liability thereunder might adversely affect Seller's ability to perform its obligations under this Contract.

                           (iv) Seller is not a "foreign person" within the
meaning of Section 1445 of the Internal Revenue Code
1986, as amended, or any regulations promulgated thereunder (collectively, the "Code").

                           (v) To Seller's knowledge, there is no pending or
threatened condemnation or eminent domain proceedings that would affect the Premises.

                           (vi) There are no actions or proceedings pending with
respect to the Premises and no actions or proceedings pending against Seller which would in any way adversely affect the Premises or Seller's ability to perform under this Contract, as the case may be.

                           (vii) Annexed hereto as Exhibit B is a true and
complete copy of the Lease, which Lease has not otherwise been modified or amended and is in full force and effect on the date hereof.

                           (viii) Annexed hereto as Exhibit B-1 is a true and
complete copy of the guaranty of the Lease by Access Integrated Technologies, Inc. (the "Guaranty"), which Guaranty has not otherwise been modified or amended and is in full force and effect on the date hereof.

                           (ix) Except for the Lease annexed hereto as Exhibit
B, there are no written or oral agreements between Seller and the current tenant of the Premises (the "Tenant").

                           (x) The Tenant has not asserted to Seller that Seller
is in default under the Lease.

                           (xi) All work, if any, to be performed by the
landlord under the Lease has been completed. Seller has not sent any default letters to Tenant alleging any event(s) of default under the Lease that remain uncured as of the date hereof except as disclosed by those certain letters annexed hereto as Exhibit F and except that Seller has informally requested that Tenant cure certain existing ECB and similar violations affecting the Premises and has also previously requested certain financial information from Tenant pursuant to section 18.2 of the Lease but same has not been received to date. Minimum Annual Rent (as defined in the Lease) and Reserve Fund Payments (as hereinafter defined) have been paid through the date hereof. Landlord has not received any notice from the Tenant asserting its right to cancel the Lease or to be released from any of its obligations thereunder or asserting that Seller as landlord under the Lease has defaulted in performing any of its obligations under the Lease.

                           (xii) The copy of the Signage Agreement annexed
hereto as Exhibit C is a true and complete copy of the Signage Agreement, which has not otherwise been modified or amended. Seller has sent to the Licensee under the Signage Agreement the letter annexed hereto as Exhibit C-1.

                           (xiii) Seller has entered into no leases, licenses or
other occupancy agreements affecting any portion of the Premises other than the Lease and the Signage Agreement.

                           (xiv) Pursuant to Section 4.3 of the Lease, Seller is
currently holding (a) the sum of $34,771.84 as a reserve fund with respect to the payment of impositions against the Premises (with the next payment of real estate taxes due on July 1, 2006 and accordingly such amount is to be applied to payment of such impositions (and therefore may be in a reduced amount at Closing) in accordance with the Lease), and (b) the sum of $68,824.30 as a reserve fund with respect to premiums for the insurance required to be maintained by Tenant pursuant to the Lease. Tenant currently pays to Landlord (x) the monthly amount of $5,000 as a reserve fund payment with respect to the payment of impositions against the Premises, and (y) the monthly amount of $11,300 as a reserve fund payment with respect to premiums for the insurance required to be maintained by Tenant pursuant to the Lease (such payments being referred to herein as "Reserve Fund Payments").

                  B. Purchaser represents and warrants to Seller that the following are true and correct on the date hereof:

                           (i) Purchaser is a limited liability company duly
organized and in good standing in the State of New York and is qualified in and in good standing in the State of New York and has the requisite power and authority to enter into and to perform the terms of this Contract.

                           (ii) The execution and delivery of this Contract and
the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of Purchaser. This Contract constitutes, and each document and instrument contemplated hereby to be executed and delivered by Purchaser, when executed and delivered, shall constitute the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its respective terms (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally).

The foregoing representations of Seller and Purchaser shall survive the Closing for six (6) months.

         10. Closing Costs.

                  A. Purchaser shall pay for all of its costs of closing including its own attorney fees (except as otherwise expressly provided herein), all title insurance premiums and title costs, all survey costs (if Purchaser elects to obtain a survey), all recording fees in connection with recording the Deed and the Lease Assignment (as hereinafter defined), and all other costs and expenses customarily borne by purchasers in commercial transactions in New York City.

                  B. Seller shall pay for all of its costs of closing including its own attorney fees (except as may be otherwise provided herein), all recording fees in connection with recording any required title curative documents, all New York State and New York City transfer taxes due upon the sale of the Premises. and all other costs and expenses customarily borne by sellers in commercial transactions in New York City.

         11.      Adjustments.

                  A. The following items shall be apportioned as of 11:59 P.M on the day preceding the Closing Date (with Seller being deemed to own the Premises for all periods prior to the Closing Date and with Purchaser being deemed to own the Premises from and after the Closing Date):

                  (i) Minimum Annual Rent under the Lease, as and when collected.

                  (ii) Real estate taxes, water and sewer charges, and all other municipal or governmental assessments levied or imposed upon the Premises, except to the extent same are paid or reimbursed by the Tenant pursuant to the Lease (in which event same shall not be apportioned between the parties).

                  B. Any Minimum Annual Rent collected after the Closing by Seller or Purchaser shall be applied (i) first, in payment of Minimum Annual Rent owed by the Tenant for the calendar month in which the Closing occurs, (ii) next, in payment of Minimum Annual Rent owed by the Tenant for any month prior to the month in which the Closing occurs, and (iii) then in payment of any Minimum Annual Rent owed by the Tenant for any month after the month in which the Closing occurs. Each such amount, less any costs of collection (including reasonable attorneys' fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled. The provisions of this Paragraph 11.B shall survive the Closing.

                  C. Any Reserve Fund Payments received by Seller after the Closing shall be promptly forwarded to Purchaser (except if sent by Tenant specifically in reimbursement to Seller for amounts previously advanced by Seller on Tenant's behalf). The provisions of this Paragraph 11.C shall survive the Closing.

                  D. Purchaser agrees to use its good faith efforts to attempt to collect any delinquent rent after Closing; provided, however, that Purchaser shall have no obligation to commence any actions or proceedings or to incur any costs or expenses beyond normal and customary monthly billing statements to collect any such delinquent rent. Seller shall retain its contract rights as against the delinquent Tenant for any delinquent rent due to Seller; however, in connection with same Seller may not seek to terminate the Lease or to dispossess such Tenant from the Premises.

                  E. Seller shall retain all Reserve Fund Payments paid by Tenant to Seller and not applied to the payment of impositions and insurance premiums as provided for in Section 4.3 of the Lease, and Purchaser shall receive a credit against the Purchase Price in the amount thereof.

         12.      Closing Date; Failure to Close

                  A. Subject to extensions expressly permitted in this Contract, the closing (the "Closing") shall occur on or before the date that is seventy-five (75) days after the date of this Contract (the "Closing Date"). The Closing shall take place at the offices of Seller or through an escrow with the Escrow Agent or, at Purchaser's election, at the offices of Purchaser's lender's attorney in the New York metropolitan area. Purchaser shall have the one-time right to extend the Closing Date on written notice to Seller for up to an additional fifteen days, after which Purchaser's obligation to close on such extended Closing Date shall be time of the essence.

                  B. Notwithstanding anything contained in this Contract to the contrary it is understood and agreed that if Purchaser shall default in its obligation to close hereunder, then this Contract shall terminate, neither party shall have any further obligations to the other (except those expressly stated herein to survive), and Seller's sole remedy shall be to retain the Downpayment and any interest earned thereon as its liquidated damages, and Seller waives any claim for specific performance or any other claim either against the Purchaser or against any person disclosed or undisclosed. Seller and Purchaser acknowledge that the amount of damages incurred by Seller as a result of a default by Purchaser hereunder would be difficult or impossible to accurately predict and Seller and Purchaser, after consultation with counsel of their own choosing, agree that the liquidated damages provided for in this Subparagraph 12.B. are reasonable sums to be used as liquidated damages. Notwithstanding anything to the contrary set forth in this Contract, in the event Seller shall default hereunder or in the event of any claim of Purchaser against Seller related to this Contract or the Premises, Purchaser's sole right shall be to either recover its Downpayment together with all interest earned thereon, along with Purchaser's reasonable out-of-pocket title and survey costs, or to seek specific performance of this Contract, with it being understood that Seller shall in no event be liable for consequential or other monetary damages.

         13.      Closing Documents.

                  A. On the Closing Date, Seller agrees to execute and deliver to Purchaser, or cause to be executed and delivered to Purchaser, as applicable, the following documents:

                  (i) The Deed;

                  (ii) An assignment and assumption of the Lease in the form annexed hereto as Exhibit D (the "Lease Assignment");

                  (iii) A bill of sale in form reasonable acceptable to Seller and Purchaser;

                  (iv) A notice of sale to the Tenant under the Lease, advising of the sale and directing such Tenant to make all further rent payments to Purchaser as Purchaser may direct;

                  (v) The original Lease, and Seller's Lease files, and the original Guaranty;

                  (vi) An affidavit pursuant to Section 1445 of the Internal Revenue Code, as amended;

                  (vii) A New York City Real Property Transfer Tax Return (the "RPTT") with respect to the conveyance of the Premises;

                  (viii) A New York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (the "TP-584") with respect to the conveyance of the Premises;

                  (ix) A New York State Real Property Transfer Report (the "RP-5217") with respect to the conveyance of the Premises;

                  (x) An estoppel certificate from Tenant, in the form annexed hereto as Exhibit E or in such other form which shall contain substantially the same information as in such form annexed hereto as Exhibit E, dated no more than twenty-five (25) days prior to the Closing (with it being acknowledged and understood that Seller's failure to deliver such estoppel certificate shall be a failure of a condition precedent under this Contract but shall specifically not constitute a default by Seller nor give rise to any claim by Purchaser against Seller under this Contract, provided that Seller shall use commercially reasonable efforts to obtain such an estoppel certificate from Tenant (with "commercially reasonable efforts" in this context meaning requesting same from tenant in writing and following up from time to time with Tenant as appropriate under the circumstances in order to attempt to obtain the signed estoppel; and further, if such estoppel certificate shall disclose a default(s) of the Tenant under the Lease then same shall nonetheless satisfy the closing condition that Purchaser receive an estoppel certificate as herein required);

                  (xi) A certification that all of Seller's representations and warranties made in this Contract are true and correct on the Closing Date (or a certification updating the same in the event that any of Seller's representations have changed; provided that if any of such representations have changed in such a manner as would have a material adverse effect on Purchaser's position as owner of the Premises, then same shall be deemed a failure of a condition precedent hereunder and Purchaser shall not be obligated to close hereunder and shall have the right to either (a) terminate this Contract and receive a return of the Downpayment and all interest earned thereon or (b) waive such condition and close pursuant to this Contract (with it being acknowledged and understood, however, that any change in such Seller representations or warranties to reflect defaults of Tenant under the Lease shall specifically not be deemed a failure of such condition precedent); and

                  (xii) Such other documents, including a customary title affidavit as may be required by the Title Company, that shall reasonably be required to consummate the transactions herein contemplated.

                  B. On the Closing Date, Purchaser agrees to execute and deliver to Seller the following:

                  (i) The balance of the Purchase Price;

                  (ii) The Lease Assignment;

                  (iii) The RPTT;

                  (iv) The TP-584;

                  (v) The RP-5217;

                  (vi) A certification that all of Purchaser's representations and warranties made in this Contract are true and correct on the Closing Date (or a certification updating the same in the event that any of Purchaser's representations have changed); and

                  (vii) Such other documents, including such evidence of Purchaser's corporate authority as maybe required by the Title Company, that shall reasonably be required to consummate the transactions herein contemplated.

         14. Pre-Closing Obligations of Seller. Between the date hereof and the Closing Date, Seller shall:

                  A. cause the Tenant to keep the Premises and all parts thereof in the same state of repair and condition as currently exists; provided that nothing contained herein shall require Seller to threaten or bring any litigation or any similar action in order to cause tenant to perform its obligations under the Lease;

                  B. not withdraw, settle or compromise any reduction proceeding affecting real estate taxes assessed against any Premises (if and to the extent Seller's consent to same is required) without the prior consent of Purchaser which consent shall not be unreasonably withheld or delayed, and any future refunds and fees in connection with any such proceeding shall be prorated between Purchaser and such Seller as of the Closing Date unless the Tenant is entitled to or responsible for same under the Lease (with this Subparagraph 14.B. surviving the Closing and the delivery of the Deed); and

                  C. not remove any fixture, equipment or personal property included in this sale unless the same is replaced with items of at least equal value prior to the Closing Date.

         15. Condemnation. As of the date hereof, Seller has no knowledge of any pending or threatened condemnation proceedings affecting the Premises or any part thereof. If prior to the Closing, all or substantially all of the Premises shall be taken by condemnation, eminent domain or deed in lieu thereof, this Contract shall be automatically terminated, the Downpayment shall be returned to Purchaser and thereupon no party shall have any further liability or obligation to the other except those obligations that are expressly stated herein to survive. If prior to the Closing Date, a material portion, but less than all, of the Premises shall be taken by condemnation, eminent domain or deed in lieu thereof, then either Purchaser or Seller may, at their respective options, terminate this Contract by sending written notice thereof within thirty (30) days of the completion of such condemnation or other taking, in which event the Downpayment shall be returned to Purchaser and thereupon no party shall have any further liability or obligations to the others hereunder except those obligations that are expressly stated herein to survive. For purposes hereof, a portion of the Premises taken shall be deemed "material" only if same shall result in the cancellation of the Lease and/or the reduction in rent under the Lease resulting in the loss of five percent (5%) or more of the rent otherwise payable under the Lease. If this Contract is not terminated pursuant to the foregoing, then Purchaser shall (a) accept title to the Premises subject to the condemnation or other taking, and (b) pay in full the Purchase Price and on the Closing Date the net proceeds of the award or payment (after payment of all actual out-of-pocket collection costs) shall be assigned without recourse by Seller to Purchaser and all net monies theretofore received by Seller in connection with such condemnation or other taking shall be paid over to Purchaser or allowed as a credit against the Purchase Price hereunder (unless previously used by such Seller in connection with the repair of the Premises in connection therewith).

         16. Casualty.

                  A. The risk of loss or damage or destruction to the Premises by fire or other casualty is assumed by Seller until the Closing, but Seller shall not be obligated to repair or replace any such loss or damage. In the event of fire or other casualty, Seller shall have thirty (30) days to notify Purchaser whether it intends to rebuild, or to cause the Tenant under the Lease to rebuild, the affected portion of the Premises, but if Seller shall fail to notify Purchaser of its election within such thirty (30) day period Seller shall be deemed to have elected not to rebuild. If Seller elects (or is deemed to have elected) not to repair or replace or cause to be repaired or replaced any such loss or damage to the affected portion of Premises, then Purchaser shall have the option of declaring this Contract terminated within thirty (30) days of Seller's election not to rebuild, in which event Purchaser shall instruct Escrow Agent to refund the Downpayment to Purchaser, whereupon this Contract and all rights of Purchaser hereunder and to the Premises shall terminate and neither Seller nor Purchaser shall have any further claim against the other except those obligations that are expressly stated herein to survive. If Purchaser shall not have elected to terminate this Contract as aforesaid, then Purchaser shall close title in accordance with this Contract and pay in full the Purchase Price, without any abatement thereof or claim against any Seller for such loss or damage, and accepting an assignment, without recourse, of the applicable Seller's rights, if any, to any payments to be made under any applicable hazard insurance policies, if any, together with any payments under such policies made to such Seller prior to the Closing not expended to repair or replace such loss, damage or destruction. If a Seller elects to repair or replace, or cause to be repaired or replaced, any such loss or damage, then Seller shall be entitled to reasonable adjournments of the Closing Date in which to perform the work, not exceeding one hundred twenty (120) days in the aggregate. If Seller elects to repair or replace, or cause to be repaired or replaced, any such loss or damage and if such repair is not substantially completed prior to the Closing Date (as same may be adjourned by Seller pursuant to this Paragraph 16.A.), then Purchaser shall have the option (to be exercised within ten (10) days after Seller's notice that such repair was not substantially completed) of either: (a) declaring this Contract terminated, in which event Seller or Purchaser shall instruct Escrow Agent to refund the Downpayment to Purchaser, whereupon this Contract and all rights of Purchaser hereunder and to the Premises shall terminate and neither party shall have any further claim against the other except with respect to obligations that are expressly stated herein to survive or (b) closing title in accordance with this Contract and paying in full the Purchase Price, without any abatement thereof or claim against any Seller for such loss or damage, and accepting an assignment, without recourse, of such Seller's rights, if any, to any payments to be made under any applicable hazard insurance policies for work not yet completed, together with any payments under such policies made to such Seller prior to the Closing not expended to repair or replace such loss, damage or destruction. If Purchaser shall have failed to timely make an election then it shall be deemed to have chosen the option in (b) above.

                  B. If Seller receives a notice or request from any insurance company or Board of Fire Underwriters (or other organization exercising functions similar thereto) requesting the performance of any work or alteration in respect of the Premises prior to the Closing Date, Seller agrees to promptly send same to Purchaser and to attempt in good faith to cause the tenant under the Lease to comply therewith; provided, however, that in no event shall Seller be required to threaten or bring litigation or any similar action or expend any sums in order to cause such tenant compliance.

         17.      Assignment; Tenancy in Common

                  A. Purchaser shall not assign this Contract or any interest therein except to (i) any affiliate of Purchaser, or (ii) any person(s) who have previously invested in any real estate transaction with Purchaser or any affiliate thereof, or (iii) entity(ies) which includes any person(s) who have previously invested in any real estate transaction with Purchaser or any affiliate thereof; provided, however, that in all cases affiliates of Purchaser shall either control the assignee or, if the assignment is to an entity that will acquire a tenancy-in-common interest in the Premises, the tenants in common shall sign a management agreement for the Premises with Purchaser or an affiliate of Purchaser. In no event shall Purchaser be released from any of its obligations under this Contract as a result of any such assignment. Such written notice of assignment must be received by Seller no later than five (5) Business Days prior to the scheduled Closing.

                  B. Subject to Section 17.A above, in the event that Purchaser shall assign an interest in this Contract to an entity that will acquire an interest in the Premises as a tenant in common, or otherwise if requested by Purchaser (provided that Purchaser or an affiliate of Purchaser will own a tenancy-in-common interest in the Premises), at the Closing, upon Purchaser's prior written request, Seller shall convey tenancy-in-common interests in the Premises as requested by Purchaser, and all documents to be delivered by Seller at the Closing pursuant to the terms of this Contract shall reflect such conveyances.

         18. Brokers. Purchaser and Seller each represents and warrants that, except for Massey Knakel Realty Services (the "Broker"): (i) it has not dealt with any broker in respect of the sale of the Premises to Purchaser and (ii) no broker brought the Premises to the attention of the Purchaser or was otherwise involved in the Purchaser's interest in the Premises. Seller agrees to compensate Broker at Closing pursuant to a separate agreement between Seller and Broker. Each party shall indemnify, defend and hold harmless the other for any claims which would constitute a breach of the foregoing representations and warranties and Seller shall indemnify, defend and hold Purchaser harmless from any claims as a result of Seller's breach of its covenant herein to compensate the Broker under separate agreement. The provisions of this Paragraph 18 shall survive the Closing and the delivery of the Deed or the earlier termination of this Contract.

         19. Section 1031 Tax Deferred Exchange. At the option of either Seller or Purchaser, each party agrees to cooperate with the other to qualify this transaction as a like-kind exchange of property described in Section 1031 of the Internal Revenue Code of 1986, as amended. Seller and Purchaser further agree to consent to the assignment of this Contract to a "Qualified Intermediary" and/or take such other action reasonably necessary to qualify this transaction as a like-kind exchange provided that (i) such exchange shall be at the cost and expense of the requesting party, (ii) the other party shall incur no liability as a result of such exchange and (iii) no such assignment of this Contract shall relieve the requesting party of its obligations under this Contract and the requesting party shall remain liable for the performance of its obligations hereunder including, without limitation, the representations, warranties, and covenants given by it under this Contract.

         20. Purchaser's Conditions Precedent.

         A. The obligations of Purchaser under this Contract are contingent upon the satisfaction of each if the Conditions Precedent (hereafter defined) set forth in subparagraph 20.B below, the failure of any of which shall entitle Purchaser to elect either of the options contained in subparagraph 20.C below pursuant to the terms, conditions and requirements of such subparagraph 20.C.

         B. As of the Closing Date, (1) no petition shall have been filed by or against the Tenant under the Lease under the United States Bankruptcy Code naming such Tenant as debtor and remain undischarged; (2) the Tenant under the Lease shall not have permanently ceased its operations at the Premises, i.e., so-called "going dark" (other than by reason of condemnation or casualty, in which events Paragraphs 15 and 16, respectively, shall apply), and (3) the Tenant under the Lease shall not then be in default, beyond applicable notice and/or cure period(s), in its obligation to pay Minimum Annual Rent (as such term is defined in the Lease) then due under the Lease (with the foregoing conditions contained in (1), (2) and (3) being collectively referred to herein as the "Conditions Precedent" and with each individually constituting a "Condition Precedent").

         C. In the event that any of the foregoing Conditions Precedent is not satisfied as of the Closing Date, same shall not constitute a default by Seller under this Contract but shall constitute only a failure of a condition precedent to Purchaser's obligation to close under this Contract, and Purchaser may, at its option and as its sole remedy for same, elect any of the following as applicable:

                  (x) Purchaser may, within two (2) Business Days after the originally-scheduled Closing Date (and the originally-scheduled Closing Date shall automatically be extended for such two (2) Business Day period in order to give Purchaser time to make its election), elect on written notice to Seller to terminate this Contract, in which event the Downpayment and all accrued interest thereon shall be returned to Purchaser and the parties shall have no further obligations hereunder except such obligations as are expressly stated in this Contract to survive; or

                  (y) Purchaser may proceed to Closing hereunder and consummate the transactions contemplated by this Contract on the Closing Date (as extended pursuant to (x) above), in which event Purchaser shall be deemed to have waived the applicable Condition(s) Precedent, and in such event Seller shall have no liability to Purchaser relating to the failure of the applicable Condition(s) Precedent (and Purchaser's failure to timely elect either option (x) or (y) in writing shall be deemed an election of this option (y)).

         21.      Miscellaneous.

                  A. If any party shall be required to employ an attorney to enforce or defend the rights of such party related to this transaction or the Premises, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs. This Paragraph 21.A shall survive the Closing or earlier termination of this Contract.

                  B. This Contract contains the complete agreement between the parties, supersedes all prior agreements (oral or written) and no term hereof may be waived or amended except by the written agreement of the party to be charged by such waiver or amendment. This Contract has been negotiated and shall not be construed against its drafter. The parties agree that there are no oral agreements, understandings, representations or warranties which are not expressly set forth herein.

                 C. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given (a) when personally delivered with signed delivery receipt obtained, (b) upon receipt, when sent by Federal Express, United Parcel Service, or other prepaid reputable overnight courier, or (c) three (3) days after the date so mailed, if sent by certified mail, return receipt requested, postage prepaid in all cases addressed to the party to be notified at its address first above set forth or to such other address as such party shall have specified most recently by like notice (which change of address shall be effective fifteen (15) days after notice thereof shall be given to the notified party). Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice sent. The requirement for a signed receipt confirming delivery shall not be deemed to require that the specific individual to whom the applicable notice is addressed be the person signing such receipt. Notices to Seller shall be sent to the attention of Lawrence G. Ricketts, with a copy to Richard M. Figueroa at Seller's address set forth above. Notices to Purchaser shall be sent to the attention of Abraham J. Hidary, with a copy to Wachtel & Masyr, LLP, 110 East 59th Street, New York, New York 10022, Attention Morris Missry, Esq. Notices to Escrow Agent shall be sent to First American Title Insurance Company of New York, 633 Third Avenue, New York, New York 10017, Attention: Jeffrey S. Mitzner.

                  D. The respective attorneys for Seller and Purchaser are authorized to give any notices required or permitted to be sent hereunder.

                  E. If requested by Purchaser, Seller shall request that its existing mortgage lender assign the mortgage affecting the Premises to be assigned (without recourse) to Purchaser's lender at the Closing, it being understood and agreed that (i) reference herein to "Purchaser's lender" in no way imposes a financing contingency on Purchaser's obligation to close under this Contract and the parties acknowledge that the obligations of Purchaser hereunder are not contingent on Purchaser being able to secure financing of any kind, (ii) any request made by Seller on behalf of Purchaser pursuant to this
Section 21.E is made solely as an accommodation to Purchaser and the failure of Seller's exiting mortgage lender to so assign its mortgage for any reason shall in no way affect the obligations of Purchaser under this Contract nor shall same delay in any manner the Closing Date, and (iii) such request, if made by Purchaser, shall be made at no out-of-pocket cost to Seller and Purchaser shall be solely responsible for any cost and expense incurred in connection with any such assignment (such as, by way of example, any attorney's fees charged by Seller's mortgage lender).

                  F. This Contract shall not be binding until executed and delivered by Seller and Purchaser. Once fully executed and delivered, this Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

                  G. This Contract shall be governed by and construed in accordance with the laws of the State of New York.

                  H. If any provision hereof shall be deemed unenforceable, the remaining terms of this Contract shall be unaffected thereby and shall remain in full force and effect.

                  I. The headings herein are for reference purposes only and shall not be deemed to affect the interpretation of this Contract.

                  J. SELLER AND PURCHASER HEREBY WAIVE ANY AND ALL RIGHTS THAT EITHER MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY DISPUTE CONCERNING THIS CONTRACT OR THE PREMISES.

                  K. Each party hereby agrees that in no event shall either party make or bring any claim for any matter whatsoever against any member, shareholder, partner, officer, director, trustee, employee, agent, representative or counsel of or for the other party.

                  L. Purchaser understands and agrees that it shall not be permitted to record this Contract or a memorandum hereof and any breach of this provision shall constitute a default by Purchaser under this Contract in which event Seller shall be entitled to the Downpayment, this Contract shall be terminated and Seller shall (notwithstanding any other provisions of this Contract) be entitled to such remedies as are available in law or equity.

                           [signature page(s) follow]

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Contract as of the date first hereinabove written.

OLP Brooklyn Pavilion, LLC, as Seller   HID Acquisition Group, LLC, as Purchaser
By:  OLP-MTC Holdings LLC, Sole Member
By:  OLP Movies LLC, Managing Member

By:                                     By:
   -------------------                      --------------------

Print Name:                             Print Name:
           --------------------                    ---------------------
Title:                                   Title:
      -------------------------                ---------------------------



                            First American Title
                            Insurance Company of New
                            York, solely in its
                            capacity as Escrow Agent
                            and to agree to the
                            provisions of Paragraph 3
                            of this Contract

                            By:
                               ---------------------------------

                            Name:
                                 -------------------------------

                            Title:
                                  ------------------------------



                                    EXHIBIT A

                                Legal Description

                                    EXHIBIT B

                                      Lease

                                   EXHIBIT B-1

                                    Guaranty

                                    EXHIBIT C

                                Signage Agreement

                                   EXHIBIT C-1

                      Letter Terminating Signage Agreement

                                    EXHIBIT D

                       Assignment and Assumption of Lease

                       ASSIGNMENT AND ASSUMPTION OF LEASE

         ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") made as of ___________ between OLP Brooklyn Pavilion, LLC, a Delaware limited liability company having an address at 60 Cutter Mil Road, Suite 303, Great Neck, New York 11021 ("Assignor") and HID Acquisition Group, LLC, a New York limited liability company having an address at 65 West 36th Street, Suite 1200, New York, New York 10018 ("Assignee").

         WHEREAS, Assignor is the landlord under that certain Lease Agreement dated as of August 9, 2002 by and between Assignor, as landlord, and Pritchard Square Cinema LLC ("Original Tenant"), as tenant, as amended by (i) a First Amendment to Contract of Sale and Lease Agreement dated as of August 9, 2002 between and among Pritchard Square LLC ("Original Owner"), Assignor and Original Tenant, (ii) a Second Amendment to Contract of Sale and Lease Agreement dated as of April 2, 2003 between and among Original Owner, Assignor and Original Tenant,
(iii) a Third Amendment to Contract of Sale and Lease Agreement dated as of November 1, 2003 between and among Original Owner, Assignor and Original Tenant, and (iv) a Fourth Amendment to Lease Agreement dated as of February 11, 2005 between Assignor and ADM Cinema Corporation (collectively, the "Lease"), affecting the building known as 187-191 Prospect Park West (a/k/a 188 Prospect Park West a/k/a 496 14th Street), Brooklyn, New York (the "Premises"); and

          WHEREAS, simultaneously herewith, Assignor has conveyed the Premises to Assignee.

         NOW, THEREFORE, in consideration of the premises, Assignor and Assignee do hereby agree as follows:

         1. Assignor does hereby assign to Assignee all of its right, title and interest in and to the Lease, including any and all rents payable thereunder.

         2. Assignee hereby accepts this Assignment, and assumes and agrees to be bound by the terms, covenants and conditions of the Lease from and after the date hereof.

         3. Assignor hereby indemnifies and holds Assignee harmless from and against any and all claims, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements) that may be suffered by Assignee arising out of or pertaining to the period prior to date hereof with respect to the Lease.

         4. Assignee hereby indemnifies and holds Assignor harmless from and against any and all claims, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements) arising out of or pertaining to the period from and after the date hereof with respect to the Lease.

         5. This Assignment is made without representations or warranties, expressed or implied, and is without recourse against Assignor in any event whatsoever except as expressly set forth in that certain Contract of Sale between Assignor and Assignee dated .

         6. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Assignment and Assumption of Lease as of the date first hereinabove written.

OLP Brooklyn Pavilion, LLC, as Seller   HID Acquisition Group, LLC, as Purchaser
By:  OLP-MTC Holdings LLC, Sole Member
By:  OLP Movies LLC, Managing Member

By:                                     By:
   ----------------------------           ----------------------------
Print Name:                             Print Name:
            ---------------------                  ----------------------
Title:                                  Title:
      -----------------------------           ---------------------------

                                    EXHIBIT E

                           Tenant Estoppel Certificate


                              ESTOPPEL CERTIFICATE


Re: Lease Agreement dated as of August 9, 2002 by and between OLP Brooklyn Pavilion LLC, as landlord ("Landlord"), and Pritchard Square Cinema LLC ("Original Tenant"), as tenant, as amended by (i) a First Amendment to Contract of Sale and Lease Agreement dated as of August 9, 2002 between and among Pritchard Square LLC ("Original Owner"), Landlord and Original Tenant, (ii) a Second Amendment to Contract of Sale and Lease Agreement dated as of April 2, 2003 between and among Original Owner, Landlord and Original Tenant, (iii) a Third Amendment to Contract of Sale and Lease Agreement dated as of November 1, 2003 between and among Original Owner, Landlord and Original Tenant, and (iv) a Fourth Amendment to Lease Agreement dated as of February 11, 2005 between Landlord and ADM Cinema Corporation (collectively, the "Lease"), affecting the building known as 187-191 Prospect Park West, Brooklyn, New York (the "Premises").

Ladies and Gentlemen:

         Tenant understands that Landlord intends to sell the Premises to . In connection with the foregoing, Tenant hereby certifies to and to its successors and assigns and to any mortgagee placing a mortgage on the Premises in connection with the acquisition of the Premises by and any successors and assigns thereof as follows, in each case as of the date hereof:

          1. A true and complete copy of the Lease is attached hereto as Exhibit A, the Lease is in full force and effect and has not been otherwise been modified or amended and the Lease constitutes the only agreement between the Landlord and Tenant with respect to the Premises.

         2. The commencement date of the Lease was August 9, 2002, and the termination date of the Lease shall be July 31, 2002, with an option on the part of the Tenant to renew the Lease for two periods of ten years each.

         3. Tenant has no credit, offset or claim against the enforcement of the Lease or against the obligation to pay rent, by reason of prepayment or otherwise, under the Lease. Tenant has not been granted any unexpired free rental or any unexpired concession in or abatement of rent.

         4. All work to be performed by Landlord with respect to the Premises, if any, has been heretofore completed to the satisfaction of Tenant and there is no agreement by Landlord to perform any work in the future.

         5. No default exists under the Lease on the part of either Landlord or Tenant, and there are no circumstances which, with the passage of time or giving of notice or both, would constitute an event of default under the Lease by either Landlord or Tenant.

         6. The current Minimum Annual Rent is $1,128,000. The current monthly amounts payable by Tenant to Landlord pursuant to
                  Section 4.3 of the Lease is $5,000 for impositions and $11,300 for insurance premiums. Tenant has paid the Minimum Annual Rent and all additional rent payments provided in the Lease through and including _________________.

          7. Landlord has no further obligation to pay to Tenant any part of the Landlord Construction Allowance or the Improvement Holdback (as such terms are defined in the Lease), or to pay any amount to Tenant in connection with the construction of a tenth (10th) theater at the Premises.

         IN   WITNESS   WHEREOF,    Tenant   has   executed   and   delivered
 this Estoppel Certificate on the day of   , 2006.

                                    ADM CINEMA CORPORATION


                                    By:
                                       -----------------------------
                                    Name:
                                    Title:

                                    EXHIBIT F

                                                               EXHIBIT 10.2

                                CONTRACT OF SALE


                             OLP Chula Vista Corp.,
                                OLP Norwalk LLC,
                                OLP Austell, LLC,
                              OLP Beavercreek LLC,
                               OLP Southlake, LLC,
                                OLP Roanoke, LLC,
                    OLP Lubbock Venture Limited Partnership,
                        OLP Live Oak Limited Partnership,
                                       and
                               OLP Henrietta, LLC


                                   - Seller -


                    ECM Diversified Income & Growth Fund, LLC

                                  - Purchaser -


                               as of June 14, 2006

                                TABLE OF CONTENTS
                                   (continued)




                                TABLE OF CONTENTS

                                                                          Page
1.       PURCHASE PRICE....................................................2

2.       ESCROW............................................................2

3.       PREMISES SOLD "AS IS".............................................3

4.       LEASES............................................................7

5.       TITLE.............................................................8

6.       INTENTIONALLY DELETED.............................................10

7.       INSPECTIONS.......................................................10

8.       REPRESENTATIONS AND WARRANTIES....................................11

9.       INTENTIONALLY DELETED.............................................14

10.      CONDITIONS PRECEDENT..............................................14

11.      CLOSING COSTS.....................................................17

12.      CLOSING DATE......................................................19

13.      CLOSING DOCUMENTS.................................................20

14.      PRE-CLOSING OBLIGATIONS OF SELLER:................................23

15.      CONDEMNATION......................................................25

16.      CASUALTY..........................................................25

17.      ASSIGNMENT........................................................26

18.      BROKERS...........................................................27

19.      SECTION 1031 TAX DEFERRED EXCHANGE................................27

20.      MISCELLANEOUS.....................................................27

                                CONTRACT OF SALE

         This CONTRACT OF SALE (this "Contract") is made and entered into as of the 14th day of June, 2006 by and among OLP Chula Vista Corp. ("OLP Chula Vista"), OLP Norwalk LLC ("OLP Norwalk"), OLP Austell ("OLP Austell"), OLP Beavercreek LLC ("OLP Beavercreek"), OLP Southlake, LLC ("OLP Southlake"), OLP Roanoke, LLC ("OLP Roanoke"), OLP Lubbock Venture Limited Partnership ("OLP Lubbock"), OLP Live Oak Limited Partnership ("OLP Live Oak") and OLP Henrietta, LLC ("OLP Henrietta") each having an office at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, severally, but not jointly, the "Seller", and ECM Diversified Income & Growth Fund, LLC, a Delaware limited liability company, having an office at 150 North Wacker Drive, Suite 800, Chicago, Illinois 60606, as the "Purchaser".

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, OLP Chula Vista is the owner of the "Chula Vista Property" described on Schedule A-1 hereto; OLP Norwalk is the owner of the "Norwalk Property" described on Schedule A-2 hereto;OLP Austell is the owner of the "Austell Property" described on Schedule A-3 hereto; OLP Beavercreek is the owner of the "Beavercreek Property" described on Schedule A-4 hereto; OLP Southlake is the owner of the "Southlake Property" described on Schedule A-5 hereto; OLP Roanoke is the owner of the "Roanoke Property" described on Schedule A-6 hereto; OLP Lubbock is the owner of the "Lubbock Property" described on Schedule A-7 hereto; OLP Live Oak is the owner of the "Live Oak Property" described on Schedule A-8 hereto; and OLP Henrietta is the owner of the "Henrietta Property" described on Schedule A-9 hereto (each of the Chula Vista Property, Greensboro Property, Norwalk Property, Austell Property, Beavercreek Property, Southlake Property, Roanoke Property, Lubbock Property, Live Oak Property and Henrietta Property hereinafter being a "Property" and the Properties collectively, being the "Premises"). For the purposes described in this Contract, OLP Live Oak with an address of 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 ("Sellers' Representative") shall be a duly authorized representative of each of the Sellers and all of them. Purchaser shall have the right to rely upon any consent, direction , authorization or other action of Sellers' Representative made or done in its capacity as the Sellers' Representative. Any actions which may be taken hereunder by Sellers' Representative may also be taken by unanimous direction of all of the Sellers. Notices or other information delivered to or by Sellers' Representative shall be deemed delivered to or from (as the case may be) the Seller.

         WHEREAS, the "Respective Property" of each Seller shall mean and refer to the Chula Vista Property in the case of OLP Chula Vista; the Norwalk Property in the case of OLP Norwalk; the Austell Property in the case of OLP Austell; the Beavercreek Property in the case of OLP Beavercreek; the Southlake Property in the case of OLP Southlake; the Roanoke Property in the case of OLP Roanoke; the Lubbock Property in the case of OLP Lubbock; the Live Oak Property in the case of OLP Live Oak; and the Henrietta Property in the case of OLP Henrietta.

         WHEREAS, each Seller wishes to sell its Respective Property and Purchaser wishes to acquire the Premises in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency of which being hereby acknowledged, the parties hereto do hereby agree as follows:

                  Purchase Price. Seller agrees to sell and Purchaser agrees to acquire the Premises for the sum of One Hundred Fifty-One Million Eight Hundred Eighty-Five Thousand Fifty Dollars ($151,885,050.00) (the "Purchase Price") payable as follows:

                  A. Two Million Dollars ($2,000,000.00) on the Business Day (which for purposes of this Contract shall mean such days as national banks in New York City are required to be open for business) following the execution and delivery of this Contract as the first installment of the nonrefundable (except as specifically set forth herein) Downpayment (hereinafter defined) (the "Initial Earnest Money Payment"), by wire transfer or other immediately available funds payable to First American Title Insurance Company, as escrow agent ("Escrow Agent"), which sum shall be held in escrow pursuant to the terms hereof;

                  B. Two Million Dollars ($2,000,000.00) within two (2) Business Days after the expiration of the Due Diligence Period as set forth in Subparagraph 7.B. as the second installment of the nonrefundable (except as specifically set forth herein) Downpayment (the "Second Earnest Money Payment"), by wire transfer or other immediately available funds payable to Escrow Agent, which sum shall be held in escrow pursuant to the terms hereof; and

                  C. One Hundred Forty-Seven Million Eight Hundred Eighty-Five Thousand Fifty Dollars ($147,885,050.00), at the Closing, by wire transfer or other immediately available funds to an account designated by Seller. Notwithstanding the foregoing, Purchaser and Seller acknowledge that the Henrietta Property is currently encumbered by a mortgage that will require defeasance and that such defeasance may require the delivery of the purchase price for the Henrietta Property (as described on Schedule 5(C)(i) hereto) (the "Henrietta Allocated Price") by Seller into escrow on the Business Day prior to the Closing Date. In such event, and subject to the agreement of the title company insuring the Purchaser and its lender to insure the gap between funding and the recordation of the Deed for the Henrietta Property, Purchaser agrees to deliver the Henrietta Allocated Price and such other documentation as is normally and customarily required into escrow to Escrow Agent on the Business Day prior to the Closing Date, and the rent, taxes and other income and expenses as they relate to the Henrietta Property only will be prorated as of one Business Day prior to the Closing Date. It is expressly understood and agreed that the obligations of Purchaser hereunder are NOT contingent on Purchaser being able to secure financing for all or any portion of the Purchase Price.

                    Purchaser shall have delivered to Escrow Agent, the Initial Earnest Money Payment in the form required by Subparagraph 1.A. above. Within two (2) Business Days after the expiration of the Due Diligence Period, if this Contract is not terminated pursuant to Subparagraph 7.B., Purchaser shall deliver to the Escrow Agent, the Second Earnest Money Payment in the form required by Subparagraph 1.B. above (the Initial Earnest Money Payment and Second Earnest Money Payment [to the extent it is required to be paid] shall constitute the "Downpayment"). Escrow Agent shall deposit the Downpayment into an interest-bearing account(s) maintained at a federally insured financial institution(s). Escrow Agent shall deliver the Downpayment in accordance with this Contract, or a joint instruction signed by Sellers' Representative and Purchaser, or separate instructions of like tenor signed by Sellers' Representative and Purchaser, or a final judgment of a court of competent jurisdiction; provided, however, that prior to the expiration of the Due Diligence Period, Escrow Agent shall deliver the Downpayment to Purchaser or its designee upon the sole order of Purchaser . Escrow Agent hereby is authorized and directed to deliver the Downpayment to Sellers' Representative at Closing. If Escrow Agent shall receive a written request by one party for the release of the escrow, Escrow Agent will give a copy thereof to the other party. If Escrow Agent shall not receive an objection from the other party within five (5) business days, then Escrow Agent shall so release the Downpayment. If Escrow Agent receives an objection, then Escrow Agent shall continue to hold the Downpayment in accordance with the terms hereof. Escrow Agent at any time may deposit the Downpayment with a court of competent jurisdiction, and upon notice to Seller and Purchaser of such deposit, Escrow Agent shall have no further responsibility or liability hereunder. Escrow Agent may act upon any instruction or other writing believed by Escrow Agent in good faith to be genuine and to be signed or presented by the proper persons. Except as otherwise noted herein, any interest or income thereon shall be paid to the party entitled to receive the Downpayment; provided that if Seller shall receive the interest at the time of Closing, such interest shall serve as a credit against the purchase price.

         Seller and Purchaser acknowledge that Escrow Agent is merely a stakeholder, and that Escrow Agent shall not be liable for any act or omission unless taken or suffered in bad faith, in willful disregard of this Contract or involving gross negligence. Escrow Agent shall not be liable for the failure of the institution(s) in which the Downpayment has been deposited or for establishing accounts in excess of applicable guaranty limits. Seller and Purchaser agree to indemnify and hold Escrow Agent harmless from and against any reasonable costs, claims or expenses incurred in connection with the performance of the Escrow Agent's duties hereunder, unless such costs, claims or expenses were occasioned by Escrow Agent's bad faith or its willful disregard of this Contract.

         Escrow Agent shall not be bound by any agreement between Seller and Purchaser, whether or not Escrow Agent has knowledge thereof, and Escrow Agent's only duties and responsibilities shall be to hold, and to dispose of, the Downpayment and interest earned thereon in accordance with this Contract. Escrow Agent may consult with counsel, and any opinion of counsel shall be full and complete authorization and protection in respect to any action taken or omitted by Escrow Agent hereunder in good faith and in reliance upon such opinion.

         All instructions or notices given to the Escrow Agent shall be in writing and delivered in accordance with the requirements of this Contract. For purposes of this Paragraph, such instructions and notices shall be deemed delivered on the date of delivery, if by hand, or on the date of mailing if mailed, except that no instruction or notice to Escrow Agent shall be deemed effectively delivered to Escrow Agent until actual receipt thereof by Escrow Agent.

                         Premises Sold "AS IS".

                      A. PURCHASER EXPRESSLY UNDERSTANDS AND AGREES AND ACKNOWLEDGES THAT SELLER WOULD NOT HAVE ENTERED THIS
CONTRACT WITHOUT THE EXPRESS PROVISIONS OF THIS PARAGRAPH 3. IT IS UNDERSTOOD THAT, SUBJECT TO THE TERMS AND CONDITIONS HEREOF AND OF THE DOCUMENTS TO BE DELIVERED TO PURCHASER AT CLOSING (the "Closing Documents"), THE PREMISES AND ALL IMPROVEMENTS AND FIXTURES SHALL BE DELIVERED "AS IS", "WHERE IS" IN THEIR PRESENT CONDITION AND WITH ALL FAULTS, SUBJECT TO REASONABLE WEAR AND TEAR AND DETERIORATION BETWEEN NOW AND THE CLOSING DATE. SELLER SHALL NOT BE LIABLE FOR ANY LATENT OR PATENT DEFECTS IN THE PREMISES. PURCHASER ACKNOWLEDGES THAT, EXCEPT AS HEREIN OR IN THE CLOSING DOCUMENTS, SPECIFICALLY SET FORTH, NEITHER SELLER NOR ANY OF ITS REPRESENTATIVES, EMPLOYEES, MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, MEMBERS, PARTNERS, COUNSEL OR AGENTS HAS MADE OR WILL IN THE FUTURE MAKE ANY DISCLOSURES, REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION, STATE OF REPAIR, TENANCY, INCOME, EXPENSES OR OPERATION OF THE PREMISES. EXCEPTING ONLY THOSE REPRESENTATIONS (IF ANY) SPECIFICALLY SET FORTH IN THIS CONTRACT OR THE CLOSING DOCUMENTS , PURCHASER ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATIONS, WARRANTIES OR OTHER STATEMENTS WHETHER ORAL OR WRITTEN (AND PURCHASER AGREES THAT IT WILL NOT RELY ON ANY FUTURE REPRESENTATIONS, WARRANTIES OR STATEMENTS WHETHER ORAL OR WRITTEN) IN ITS DECISION TO ACQUIRE THE PREMISES IN ACCORDANCE WITH THE TERMS HEREOF. PURCHASER ALSO ACKNOWLEDGES THAT IT HAS NOT AND AGREES THAT IT WILL NOT IN THE FUTURE RELY ON ANY "BROKER SET-UPS" OR ANY OTHER COMMUNICATIONS FROM ANY REAL ESTATE BROKER, MANAGING AGENT OR SIMILAR PARTY.

         IN PARTICULAR, EXCEPT AS HEREIN OR IN THE CLOSING DOCUMENTS SPECIFICALLY SET FORTH, SELLER HAS NOT MADE (AND IS UNWILLING TO MAKE) ANY DISCLOSURES, REPRESENTATIONS OR WARRANTIES IN RESPECT OF (I) THE PHYSICAL CONDITION OF THE PREMISES (INCLUDING, WITHOUT LIMITATION, IN RESPECT OF THE PRESENCE, NON-PRESENCE OR CONDITION OF HAZARDOUS MATERIALS (HEREAFTER DEFINED),
(II) THE COMPLIANCE OR NON-COMPLIANCE OF THE PREMISES WITH ANY PLANS OR SPECIFICATIONS OR WITH APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO THE PROTECTION OF THE ENVIRONMENT OR THE HEALTH, SAFETY, ACCESSIBILITY OR WELFARE OF EMPLOYEES, WORKERS OR GUESTS TO THE PREMISES (INCLUDING BUT NOT LIMITED TO THE OCCUPATIONAL SAFETY AND HEALTH ACT, AS AMENDED, AND THE AMERICAN WITH DISABILITIES ACT, AS AMENDED)), (III) THE REVENUES, INCOME OR EXPENSES OF THE PREMISES, (IV) THE ADEQUACY OR INADEQUACY OF THE UTILITIES, IF ANY, PROVIDED TO THE PREMISES, (V) THE ZONING OF THE PREMISES OR (VI) ANY OTHER MATTER WHATSOEVER AND WHETHER OR NOT CONCERNING THE PREMISES. PURCHASER ACKNOWLEDGES THE FOREGOING AND WARRANTS AND REPRESENTS THAT IT (OR ITS PRINCIPAL OFFICER IF PURCHASER SHALL BE AN ENTITY) HAS HAD SUFFICIENT TIME AND OPPORTUNITY (OR THAT THIS CONTRACT PROVIDES FOR SUFFICIENT TIME AND OPPORTUNITY) TO INSPECT THE PREMISES AND OTHER MATTERS DEEMED IMPORTANT TO PURCHASER, THAT IT (OR ITS PRINCIPAL OFFICER IF PURCHASER SHALL BE AN ENTITY) IS EXPERIENCED IN OWNING REAL PROPERTY SIMILAR TO THE PREMISES AND THAT IT IS REPRESENTED BY ADVISORS AND COUNSEL OF ITS CHOOSING.

         For purposes hereof, "Hazardous Materials" shall mean and refer to explosives, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls, lead, lead-based paint, radon, under and/or above ground storage tanks, hazardous materials, toxic substances, hazardous wastes, hazardous substances, mold, petroleum, petroleum based materials or any other materials or substances which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), or any other applicable federal, state or local laws.

                      B. As of the expiration of the Due Diligence Period, Purchaser will have, or will have had ample opportunities to have:

                           (i) Examined and inspected the Premises in all
respects, and by proceeding with this transaction following the expiration of the Due Diligence Period will be deemed to have determined that the same is satisfactory to Purchaser in all respects;

                           (ii) Reviewed the Leases and all other Premises
information and all other instruments, records and documents which Purchaser deems appropriate or advisable to review in connection with this transaction, and Purchaser, by proceeding with this transaction following the expiration of the Due Diligence Period, will be deemed to have determined that the same and the information and data contained therein and evidenced thereby are satisfactory to Purchaser in all respects;

                  (iii) Reviewed all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Premises and the conformance and non-conformance of the Premises with same, and Purchaser, by proceeding with this transaction following the expiration of the Due Diligence Period, will be deemed to have determined that the same are satisfactory to Purchaser;

                  (iv) Investigated, examined and approved the presence or absence of Hazardous Materials, in, on or under the Premises, which investigations, examinations or audits shall be performed or arranged by Purchaser, at Purchaser's sole expense, prior to the end of the Due Diligence Period;

                  (v) Investigated, examined and approved the quality, nature, adequacy and physical condition and aspects of the Premises, including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Premises;

                  (vi) Investigated, examined and approved the quality, nature, adequacy, and physical condition of soils, geology and any groundwater;

                  (vii) Investigated, examined and approved the existence, quality, nature, adequacy and physical condition of utilities serving the Premises;

                  (viii) Investigated, examined and approved the zoning or other legal status of the Premises or any other public or private restrictions on use of the Premises; and

                  (ix)Investigated, examined and approved the compliance and non-compliance of the Premises or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity.

                  C. By not terminating this Contract at the expiration of the Due Diligence Period and proceeding to Closing, without further documentation, Purchaser, on behalf of itself and all of its officers, directors, members, managers, trustees, beneficiaries, shareholders, employees, representatives, successors and assigns, and their affiliates (collectively, the "Releasors"), will automatically be deemed to have waived and relinquished any and all claims, rights and remedies Releasors may now or hereafter have against Seller, its successors, assigns, officers, directors, members, managers, trustees, beneficiates, shareholders, employees, representatives (including the Sellers' Representative), and their respective successors, assigns and affiliates (the "Seller Parties"), whether known or unknown, which may arise from or be related to this Contract or in any manner related to the Premises (including without limitation any past, present or future presence or existence of Hazardous Materials on, under or about the Premises, any past present or future violation of any rules, regulations or laws, now or hereafter enacted relating to the Premises, the physical or structural condition of the Premises, the financial performance of the Premises or any other matter or claim in any manner related to this Contract or the Premises); provided, however, that the release contained herein shall not be deemed to void the effect of any representations or warranties of Seller specifically contained in this Contract which representations or warranties by their terms are specifically set forth to survive Closing and Purchaser shall not be deemed to have released Seller from any liability arising on account of the grossly negligent or intentional misrepresentation or concealment of material information by or on behalf of Seller. This Paragraph shall survive the Closing and the recordation of the deeds and will not be deemed merged into the deeds upon recordation thereof. If requested by Seller, Purchaser agrees to execute a separate release and waiver at the Closing confirming and acknowledging the foregoing.

                  D. Purchaser acknowledges that Seller may have information concerning the condition of the property, including information about its environmental and/or structural condition including possibly prior environmental or structural inspection reports. Purchaser also specifically acknowledges that Seller has agreed, without representation or warranty as to the accuracy or completeness of such information, to use its good faith efforts to disclose such information to Purchaser as an accommodation to Purchaser. Purchaser acknowledges that Seller does not wish to expose itself to any potential claims (including without limitation that any such information (including without limitation environmental and building condition reports) is in any manner deficient or that the information disclosed is not all of the relevant information that Seller may have on the matter) and Purchaser agrees that it has or will be having its own environmental and structural reports commissioned by licensed and insured consultants chosen by Purchaser and that Purchaser will be relying on those reports in making any assessments or conclusions as to the environmental and/or physical condition of the Premises. Purchaser agrees that to the extent Seller provides any such information, any such information may not be all such information available to Seller on any particular topic. Purchaser hereby waives any claim against Seller and the Seller Parties related to any such information as is contained in any of the aforesaid environmental or structural reports as Seller shall deliver to Purchaser (including without limitation claims that such information is wrong, is inaccurate, is incomplete or that Seller knew or should have known that such information is wrong, is inaccurate and/or is incomplete).

Purchaser is hereby notified that the improvements at the Premises may have been originally constructed or later renovated at a time when many builders typically used asbestos containing materials in various parts of buildings (including without limitation, fire proofing, floor tiles, ceiling tiles and insulation) and that applicable law requires that Purchaser assume (until it has a full asbestos survey to specifically show otherwise) that all such materials are asbestos containing and indeed in all likelihood there is asbestos containing materials in one or more forms present at the Premises. Seller is unwilling to make any representations or warranties regarding the presence (or the condition) of asbestos at the Premises and Purchaser is urged to have a licensed environmental consultant do a full asbestos survey of the Premises and Seller agrees that it will provide access to the Premises for this purpose (upon reasonable prior notice and at reasonable times); to the fullest extent permitted by applicable law, Purchaser hereby waives any such disclosure by Seller to the extent that any applicable law, rule or regulation could be construed to require a seller of real property to disclose to a purchaser any specific information regarding asbestos.

                  E. This Paragraph shall survive the Closing or earlier termination of this Contract.

            4. Leases.

                  A. Purchaser acknowledges that the Due Diligence Period as provided herein provides Purchaser (and its advisors) sufficient time and opportunity to examine the leases and other files regarding the occupancy of the Premises.

                  B. Each Seller agrees with respect to its Respective Property, that if the Lease with respect to the Respective Property shall be terminated for any reason between the date hereof and the end of the Due Diligence Period, or if Seller becomes aware of a default by any party to such Lease, such Seller shall notify Purchaser within five (5) Business Days thereof. If the default is "material", as the Purchaser in its reasonable discretion may determine, Purchaser shall have the right to terminate this Contract by notice given to Sellers' Representative within five (5) Business Days after the giving by Seller of the foregoing notice (whereupon the Downpayment with the interest thereon shall be returned to Purchaser and the parties shall have no further obligations to each other hereunder). In the event that Purchaser does not so elect to terminate, the Property shall not be relet except with the prior approval of Purchaser; and if Seller shall enter into a new Lease, Purchaser shall be responsible to reimburse Seller at Closing (and, if any such costs are not yet paid at the time of Closing, Purchaser will undertake the payment obligation) for all reasonable costs incurred by any such Seller in connection with any such new Lease for, among other things, brokerage fees and renovation and tenant improvement costs as previously disclosed to Purchaser in such Seller's notice to Purchaser.

                  C. As a condition to Closing, Sellers shall cause the lessees at each Respective Property, to execute and deliver to Purchaser and its lender(s) executed Estoppel Certificates in the form and to the extent required by the terms of each Lease respectively (the "Estoppel Certificates"). In addition, Seller will use commercially reasonable efforts to cooperate with Purchaser in its efforts to obtain SNDA's from tenants and estoppel certificates from parties to reciprocal easement agreements, cross-parking agreements, cross maintenance agreements and other similar agreements to which a Property is subject ("Additional Estoppels"). The foregoing relates only to Seller's agreement to cooperate with Purchaser's efforts to obtain the Additional Estoppels. Purchaser's receipt of SNDA's and Additional Estoppels is expressly not a condition to Closing hereunder.

           5. Title.

                  A. Purchaser acknowledges that Seller has delivered originals or copies of an existing survey for each Respective Property (the "Existing Survey"). Purchaser's execution of this Contract shall constitute its authorization for Escrow Agent to prepare (at the expense of the party as determined by Subparagraph 11.A) a commitment for title insurance for each Property, and Purchaser shall promptly cause (at the expense of the party as determined by Subparagraph 11.A) each existing plat of survey to be updated or a new plat of survey prepared. Purchaser shall have until expiration of the Due Diligence Period to notify Seller in writing of any objections it may have to said materials (whether or not the same have been received), otherwise Purchaser shall be deemed to have waived any objections it may have to Sellers' current title to the Premises and the condition of survey thereto and shall be required in accordance with this Contract to close on its acquisition of the Premises without offset or abatement. Purchaser agrees to take marketable title subject only to the Permitted Exceptions (hereafter defined). If Purchaser shall notify Sellers' representative of an unacceptable condition of title or survey to the Premises (an "Unpermitted Exception") within the time period provided hereinabove, then Sellers shall have the option of either terminating this Contract by notice given to Purchaser within five (5) Business Days after such notice from Purchaser (in which event the Downpayment with interest thereon shall be returned to Purchaser and the parties shall have no other liability to each other) or to attempt to cure such Unpermitted Exception (s); provided that in the event of Unpermitted Exceptions in the form of a mortgage or other lien created by the act or omission of Seller, Sellers shall have no such option to terminate this Contract and shall cause such exception(s) to be removed from title at or before Closing. Seller shall be entitled, at its option, to extensions of the Closing Date (hereafter defined) for up to thirty (30) days in the aggregate to attempt to cure such Unpermitted Exception (s). If Seller shall have elected to cure such Unpermitted Exception(s ), Seller shall act in good faith and with all reasonable diligence to cure such Unpermitted Exception(s) and should Seller not cure such Unpermitted Exception (s) regardless of the reason (provided, however, that Seller shall be obligated to cure at or before Closing, any Unpermitted Exception that constitutes a mortgage or other lien created by the act or omission of Seller [expressly excluding any such mortgages and/or liens created by or through a tenant or for which, a tenant is responsible for the payment] of an ascertainable amount), Seller shall give prompt notice thereof to Purchaser and Purchaser shall then have the option (exercisable within ten (10) days of Seller's notification thereof to Purchaser), to close on its purchase of the Premises in accordance with the terms hereof with no abatement or offset. If Purchaser shall not have timely exercised its option set forth in the preceding sentence, then this Contract shall terminate, the Downpayment together with interest thereon shall be returned to Purchaser and the parties shall have no other liability to each other.

         B. The following shall constitute "Permitted Exceptions"

                  (i) All covenants, restrictions, easements and agreements of record on the Closing Date on each Property, and all other matters disclosed by the Existing Survey or on any updated title, survey and/or due diligence materials furnished to or reviewed by Purchaser, other than the Unpermitted Title Exceptions as provided herein;

                  (ii) All liens for unpaid municipal charges (including taxes) not yet due and payable; provided, however, that any special assessments (whenever payable) for improvements completed before the Closing Date shall be the responsibility of Seller (unless tenant is responsible therefore);

                  (iii) The state of facts which are shown by a current survey or Purchaser's inspection of each Property; and

                           (iv) The Leases and documents, facts and obligations
related thereto, including any liens or other financial obligations in respect of a Property that are the obligation of a tenant under a Lease.

                  C. Purchaser shall accept title to the Property subject only to all the Permitted Exceptions. Any mortgages, liens or financial obligations in respect of a Property created by the act or omission of Seller (expressly excluding any such mortgages and/or liens created by or through a tenant or for which, a tenant is responsible for the payment) which are not Permitted Exceptions and which first arise from the end of the Due Diligence Period through Closing ("Seller Financial Defects") and any other title matters created by the act or omission of Seller (and not the sole act of a party other than Seller) which are not Permitted Exceptions and which first arise from the end of the Due Diligence Period through Closing ("Seller Non-Financial Defects")will be cured by or on behalf of Seller at or before Closing or will be endorsed over by the Title Insurer at Closing in a manner reasonably acceptable to Purchaser. Any other title defects (excluding Seller Financial Defects and Seller Non-Financial Defects) which first arise after the conclusion of the Due Diligence Period and prior to the Closing Date (as then in effect) are referred to herein as "New Non-Seller Defects." Seller shall give Purchaser prompt written notice of any New Non-Seller Defects and Purchaser shall have until the earlier of five (5) Business Days after its receipt of written notice of each New Non-Seller Defect within which to notify Seller of any such New Non-Seller Defect to which Purchaser objects. Seller shall have up to fifteen (15) days from the date of such Purchaser's notice to have each New Non-Seller Defect to which Purchaser has objected to in a timely manner deleted or corrected to the reasonable satisfaction of Purchaser ("New Non-Seller Defect Cure Period") which correction may be made by waiver of such New Non-Seller Defect or by issuance of a title endorsement by the Title Insurer, and if the time required for such deletion or correction extends beyond the Closing Date (as then in effect), then the Closing Date shall be extended on a day for day basis (with an extension to the next Business Day if such extension would have resulted in a Closing Date on a day that is not a Business Day). If within the New Non-Seller Defect Cure Period, Seller either (1) fails to have any such New Non-Seller Defect deleted or corrected as aforesaid or (2) notifies Purchaser that it will not delete or correct any such New Non-Seller Defect, Seller shall not be in default of this Contract ("Notice of No Cure of New Non-Seller Defect"), and Purchaser may, at its option, elect either of the following:

                  (i) Purchaser may, within two (2) Business Days after the earlier of the end of the New Non-Seller Defect Cure Period or the date of Notice of No Cure of New Non-Seller Defect (as applicable) to terminate this Contract as to the affected Property, but not as to any of the other Properties, in which event the Purchase Price shall be adjusted by an amount equal to the portion of the Purchase Price allocated to the affected Property as described on
Schedule 5(C)(i) attached hereto; or

                  (ii) Purchaser may consummate the Closing on the Closing Date and accept title to the Property (including the affected Property) subject to all such exceptions to title (in which event, all such exceptions to title shall be deemed Permitted Exceptions).

If Purchaser fails to make any such election (or fails to elect under (i) above in a timely manner), Purchaser shall be deemed to have elected option (ii).

                  (D) Purchaser (or its permitted assignee) agrees to accept a limited warranty deed (or the local equivalent), in form satisfactory for recording, for the sale of each Property; in each case subject only to the Permitted Exceptions or to such other matters as Purchaser is required to (or agrees to) take title subject (the "Deeds").

         6         Acceptance of Deed. The acceptance of the deeds by Purchaser shall constitute and be deemed and considered full compliance by Seller of all the terms and conditions of this Contract on the part of Seller to be performed through the Closing Date; provided, however, that the foregoing shall not be deemed a waiver by Purchaser of any rights and remedies it may have against Seller for any breach of this Contract by Seller. It is further expressly agreed that none of the provisions of this Contract shall survive the delivery and acceptance of the deeds, except insofar as may herein otherwise be expressly and specifically provided.

         7. Inspections.

         A       Seller has previously provided to Purchaser the materials set forth on Schedule 7(A) attached hereto (the "Deliverables") for Purchaser's use in performing its inspections. Further, Seller agrees to make available to Purchaser and Purchaser's representatives, for Purchaser's and such Purchaser's representatives' review at Seller's office all of Seller's files relating to the Premises (and Purchaser and such representatives will be permitted to copy such portions of such files as Purchaser may desire in connection with Purchaser's investigations of the Premises). At Purchaser's cost and expense, Purchaser and its advisors shall be permitted (subject to the rights of tenants under the Leases) to inspect the Premises for structural integrity, compliance with applicable laws, to perform an environmental audit of the Premises, to review the historical and projected financial information relative to the operations of the Premises and any other matters (the "Inspections"). Purchaser agrees to indemnify and hold harmless each Seller from any damage to person or property that may be caused by the Inspections. Purchaser shall not do any invasive testing (i.e. conducting borings) without the prior written consent of Sellers' Representative, which consent shall not be unreasonably withheld. Purchaser will conduct any Inspections in such a manner as to minimize interference with the operation of business at each Property, and will notify Sellers' Representative by telephone not less than 24 hours in advance of any on-site Inspection dates and times.

         B       Purchaser shall have through 5:00 p.m. (local New York time)
on July 19, 2006 (the "Due Diligence Period") to notify Sellers' Representative of its election not to proceed with the acquisition of the Premises, and Purchaser shall have the right not to proceed with such acquisition for any reason whatsoever. If Purchaser shall timely notify Sellers' Representative of its election not to proceed with the acquisition of the Premises, then Purchaser shall be entitled to simultaneously with such notice terminate this Contract, in which event the Downpayment and interest thereon shall be returned to Purchaser and the parties shall have no other liability to each other. If Purchaser shall fail to notify Sellers' Representative of its desire to terminate this Contract as aforesaid, then Purchaser shall be deemed to be satisfied with the Premises and the contingencies set forth in this Paragraph 7.B. shall be deemed satisfied. In such event, Purchaser shall be required to deliver the Second Earnest Money Payment as provided in Subparagraph 1.B. above.

             8. Representations and Warranties.

         A      Each Seller hereby represents and warrants as of the date of this Contract for itself and not the other Sellers, and as to its Respective Property (as applicable), but not as to any other part of the Premises:

                  (i) Seller has delivered to Purchaser true, correct and (except as noted therein) complete copies of the leases relating to each Respective Property (each a "Lease" and collectively, the "Leases"; and each Respective Property has a "Respective Lease" associated therewith). To Seller's Knowledge, there are no oral agreements for occupancy of any part of the Premises. Seller has not given to, and to Seller's Knowledge has not received from, any tenant under its Respective Lease any notice of any default that has not been cured; provided, however, that at such time as a tenant returns an Estoppel Certificate (to the extent covering the same subject matter as the foregoing representations and warranties), the foregoing representations and warranties, as they relate to such tenant shall immediately expire without the necessity of any further writing or confirmation.

                  (ii) That it has not and will not collect rent or other amounts payable under a Lease more than thirty (30) days in advance.

                  (iii) Each Seller is a limited liability company or limited partnership, duly organized and validly existing under the laws of the State of Delaware as to the limited liability companies and the State of Texas as to the limited partnerships, and is in good standing under the laws of its state of organization and any state in which said entity owns real property, and has full power and lawful authority under the respective Seller's organizational documents to enter into and carry out the terms and provisions of this Contract and to execute and deliver all documents which are contemplated by this Contract. All actions necessary to confer such power and authority upon the persons executing this Contract (and all documents which are contemplated by this Contract to be executed on behalf of each respective Seller) have been taken. Each Seller's execution, delivery and performance of this Contract will not result in any violation of, or default under, or require any notice or consent under, any of the respective Seller's organizational documents.

                  (iv) Seller has not entered into any agreement to dispose of its interest in the Property or any part thereof, except for this Contract.

                  (v) All of the Service Contracts to which a Seller is a party that affect any of the Respective Properties are listed on Schedule 8(A)(v) attached hereto; each Seller has delivered to Purchaser true and complete copies of all such Service Contracts; and Seller is not in default of any Service Contract as of the date hereof. All such Service Contracts are cancelable by Seller upon not more than thirty (30) days notice to the other contract party(ies). At Purchaser's direction prior to Closing, Seller will terminate such Service Contracts effective as soon as practicable under the terms of such Service Contracts after Closing. Except as set forth in the documentation delivered to Purchaser, there are no contracts or agreements with any labor union or employee representative, relating to the Premises. Seller acknowledges that Purchaser is not assuming any obligations or responsibilities under any union agreements relating to the Premises.

                  (vi) No Seller has given to, and to Seller's Knowledge, no Seller has received from, any other party to any agreement recorded against the Premises any notice of any default that has not been cured or waived.

                  (vii) Sellers have no employees.

                  (viii) Except as set forth on Schedule 8(A)(viii) attached hereto, Sellers have not been served with any litigation which is still pending against Seller, nor have Sellers been threatened, to Sellers' Knowledge, with any claim or litigation, with respect to the Premises, which has not been accepted by Seller's insurance carrier for defense and which could adversely affect the ownership or operation of the Properties by Purchaser or Seller's ability to consummate the transactions contemplated under this Contract.

                  (ix) Except as set forth on Schedule 8(A)(ix) attached hereto or as may be reflected in other documentation delivered to or made available to Purchaser for review, Sellers have not received from any governmental authority written notice of, nor are Sellers, to Sellers' Knowledge, aware of, any pending, threatened or currently existing material violation of any zoning, building, fire, or health code or any other statute, ordinance, rule, regulation which shall not have been corrected prior to Closing.

                  (x) Seller makes no representations or warranties regarding the veracity, completeness or accuracy of the Deliverables or the materials made available to Purchaser at Seller's offices, and Purchaser acknowledges that some of the documents contained in the Deliverables and/or the materials made available to Purchaser at Seller's offices may have missing or incomplete pages, information, exhibits, etc.. Seller represents that it has not intentionally withheld or concealed any part of any document included in the Deliverables or the materials made available to Purchaser for its review at Seller's offices. There are no leasing brokerage agreements, leasing commission agreements or other agreements providing for the payment of any amount for leasing activities with respect to the Property binding on the Property or Purchaser to which Seller is a party except as set forth on Schedule 8(A)(x).

                  (xi) Except as disclosed in the Environmental Reports and to Seller's Knowledge, Seller has not received from any governmental authority any written notice of any violations of Environmental Laws. To Seller's Knowledge, there are no underground storage tanks located at the Premises. The term "Environmental Reports" shall mean any environmental assessments, reports or other environmental information relating to the Premises (or to any Property) which have been delivered to or made available to Purchaser for review. The term "Environmental Laws" includes without limitation the Resource Conservation and Recovery Act and CERCLA and other federal laws governing the environment as in effect on the date of this Contract together with their implementing regulations and guidelines as of the date of this Contract, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

         When used in this Contract, the term "Seller's Knowledge" shall mean and be limited to the actual knowledge of Lawrence Ricketts. Sellers represent and warrant that the aforesaid individual has responsibility for oversight of the Premises and is the person employed by Sellers who is most likely to have knowledge of and receive notices or other information referred to in the foregoing representations and warranties with respect to the Premises. Notwithstanding anything herein to the contrary, the aforementioned individual shall (whether prior to or after Closing) not have any personal liability or obligation whatsoever with respect to any matters set forth in this Contract or with respect to any of Sellers' representations having become untrue, inaccurate or incomplete in any respect.

         B       Purchaser hereby represents and warrants that it is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware, and has full power and lawful authority under its organizational documents to enter into and carry out the terms and provisions of this Contract and to execute and deliver all documents which are contemplated by this Contract. All actions necessary to confer such power and authority upon the persons executing this Contract (and all documents which are contemplated by this Contract to be executed on behalf of Purchaser have been taken. Purchaser's execution, delivery and performance of this Contract will not result in any violation of, or default under, or require any notice or consent under, any of the Purchaser's organizational documents.

         Through Closing, the parties shall promptly notify each other of any information that causes a representation or warranty made by it to become no longer true (a "Pre-Closing Disclosure"). The foregoing shall not excuse a party from any negligent or other wrongful misrepresentation or breach of warranty that was untrue when made.

         It is understood and agreed that any representation or warranty of any party contained herein will survive the Closing only for a period of one (1) year from the date of Closing.

                                    INTENTIONALLY DELETED

                     10.               CONDITIONS PRECEDENT

         A. Purchaser's Conditions Precedent. The obligations of Purchaser under this Contract are contingent upon any one or more of the following, the failure of any of which shall, upon written notice by Purchaser to Sellers' Representative, render this Contract null and void except for those obligations which expressly survive termination of this Contract, in which event the Downpayment and interest thereon shall be refunded to Purchaser:

                  (i) Each and every representation and warranty of Sellers set forth in this Contract shall be materially true and correct as of Closing, as modified by any Pre-Closing Disclosures. If a representation of Seller is limited to Seller's knowledge, and the factual matter represented to (as modified by any Pre-Closing Disclosures) is not materially true and correct, then in such event there shall be a failure of this condition precedent. If a Seller makes any material Pre-Closing Disclosure to Purchaser, the substance of which was not actually known to Purchaser as of the date hereof, Purchaser shall have the right to terminate this Contract by delivering written notice thereof to Seller on or before the earlier of (i) the Closing, or (ii) the fifth (5th) Business Day after Purchaser receives written notice of such Pre-Closing Disclosure (and if such day is after the scheduled Closing Date, Closing shall be extended accordingly). If Purchaser does not terminate this Contract pursuant to its rights under this section, then such representations and warranties shall be deemed modified to conform them to the Pre-Closing Disclosure.

                  (ii) No Seller or tenant or other party is in default of any obligations under its Respective Lease as of Closing, other than matters known to Purchaser at the end of the Due Diligence Period.

                  (iii) No Seller shall be in default of any of its obligations hereunder in any material respect. No Seller shall be in default of its obligations under any document recorded against the Premises such that such defaults materially adversely affect the operation or nature of the Premises.

                  (iv) Purchaser shall have received the executed Estoppel Certificates (or updates thereto) dated not more than twenty (20) days prior to the Closing Date. In furtherance thereof, at such time as Seller deems reasonable and necessary, Seller shall send the Estoppel Certificates to the applicable parties and shall use commercially reasonable efforts to obtain the Estoppel Certificates, provided that Seller shall not be required to pay any amounts to the parties signatory thereto or initiate litigation against said parties in order to obtain said Estoppel Certificates. Any modification from an Estoppel Certificate shall be acceptable to Purchaser if said modifications are acceptable to Purchaser in its commercially reasonable judgment exercised in good faith. In the event Seller is unable to provide to Purchaser the Estoppel Certificates (either in the form specified herein or with such modifications as are acceptable pursuant hereto), Purchaser may either (1) terminate the Contract within five (5) Business Days of notice from Seller that it will not be able to obtain one or more of the Estoppel Certificates prior to Closing, and upon such termination, Purchaser will receive the Downpayment and interest thereon or (2) consummate the transaction contemplated by this Contract notwithstanding Purchaser's failure to receive the Estoppel Certificates, in which event Purchaser shall be deemed to have waived the condition contained in this section. (and Purchaser's failure to make an election in writing prior to Closing shall be deemed an election of option (2)).

                  (v) There shall be no violation of zoning, building, fire or health codes or any other statutes, ordinances, rules, regulations or orders applicable to a Property other than matters existing as of the end of the Due Diligence Period. There shall be no material adverse change in the environmental or physical condition of a Property from the condition of such Property existing on the last day of the Due Diligence Period and for which it is not the responsibility of a tenant under a Lease to cure or remedy and which either (i) materially affects the operation of the Property as a motion picture theater, or
(ii) when aggregated with the cost of correcting all other violations described in this section costs in excess of $250,000 to correct (a "Material Change"). In the event of the existence of such a Material Violation, Seller may extend the Closing Date for up to thirty (30) days ("Material Change Cure Period"), within which time, Seller may either (1) cure, remedy, insure over or otherwise remove such Material Change in a manner reasonably acceptable to Purchaser, or (2) notify Purchaser that it will not cure, remedy, insure over or remove such Material Change ("Notice of No Cure of Material Change"). In the event of a Material Change as described above (and after Sellers' opportunity to cure as provided above), Seller shall not be in default hereunder as a result of such Material Change, and Purchaser may, at its option, elect any of the following as applicable:

                  (a) Purchaser may, within five (5) Business Days after the earlier of the end of the Material Change Cure Period or the date of the Notice of No Cure of Material Change (as applicable) to terminate this Contract as to the affected Property, but not as to any of the other Properties, in which event the Purchase Price shall be reduced by an amount equal to the portion of the Purchase Price allocated to the affected Property as described on Schedule 5(C)(i) attached hereto; or

                  (b) Purchaser may consummate the transaction contemplated by this Contract on the Closing Date notwithstanding the Material Change, in which event Purchaser shall be deemed to have waived the condition contained in this section (and Purchaser's failure to elect option (i) or (ii) above in writing in the time required in (a) above shall be deemed an election of this option
                               (ii)).

                  (vi) From the end of the Due Diligence Period through the Closing Date, (1) no petition shall be filed by or against any tenant under a Lease or any guarantor thereof under the United States Bankruptcy Code or the laws of any other jurisdiction naming such tenant or guarantor as debtor; (2) no tenant under a Lease shall have ceased its operations at the Respective Property (other than by reason of casualty or condemnation); or (3) no tenant (or guarantor) under a Lease will be in default of its material payment obligations under such Lease, or any material non-payment obligations beyond all applicable cure periods under such Lease (each of the foregoing, a "Major Default"). In the event of a Major Default, Seller may upon notice to Purchaser given within five
(5) days after Seller's becoming aware of such Major Default, extend the Closing Date for up to thirty (30) days ("Major Default Cure Period"), within which time, Seller may either (1) cure, remedy or otherwise remove such Major Default, or (2) notify Purchaser that it will not cure, remedy or remove such Major Default ("Notice of No Cure of Major Default"). In the event of a Major Default as described above (and after Sellers' opportunity to cure as provided above), Seller shall not be in default hereunder as a result of such Major Default, and Purchaser may, at its option, elect any of the following as applicable:

                (a) Purchaser may, within five (5) Business Days after the earlier of the end of the Major Default Cure Period or the date of the Notice of No Cure of Major Default (as applicable), terminate this Contract as to the affected Property, but not as to any of the other Properties, in which event the Purchase Price shall be reduced by an amount equal to the portion of the Purchase Price allocated to the affected Property as described on Schedule 5(C)(i) attached hereto; or

                (b) Purchaser may consummate the transaction contemplated by this Contract on the Closing Date notwithstanding the Major Default, in which event Purchaser shall be deemed to have waived the condition contained in this section (and Purchaser's failure to elect option (i) or (ii) above in writing in the time required in (a) above shall be deemed an election of this option
                               (ii)).

                  B. Sellers' Conditions Precedent. The obligations of Sellers under this Contract are contingent upon any one or more of the following, the failure of which shall, upon written notice by Sellers' Representative to Purchaser, render this Contract null and void, except for those obligations which expressly survive termination of this Contract, in which event the Downpayment and interest thereon will be paid to Seller:

                  (i) Purchaser shall not be in default under any of its obligations hereunder in any material respect.

                  C. Notwithstanding anything to the contrary herein contained, in the event that (through no fault of Purchaser) the provisions of this Contract relating to the obtaining of Estoppel Certificates (Paragraph 4.C), or the condition of title (Paragraph 5) are not satisfied at Closing, then Purchaser may elect to acquire the Properties other than the affected Property(ies), in which event the Purchase Price shall be reduced by an amount equal to the portion of the Purchase Price allocated to the affected Property as described on Schedule 5(C)(i) attached hereto. In such event, Purchaser shall notify Seller of its election as aforesaid on or before the Closing Date then in effect, and the Closing Date shall be extended, as necessary, to occur not sooner than five (5) days thereafter.

                  D. Waiver(s) of Conditions Precedent. Any condition precedent to the Closing hereunder may be waived by the party for whose benefit such condition exists (such election being at the sole and absolute discretion of such party), with any such condition being deemed waived in the event that the Closing occurs and provided further that, in such event, the other party shall have no liability to the waiving party related to the matter(s) so waived.

                  E. Cooperation by Purchaser and Sellers. Sellers and Purchaser agree to provide their reasonable cooperation and exercise reasonable efforts in connection with obtaining any consents, approvals, estoppel certificates or other documentation or to facilitate actions necessary to consummate the transactions contemplated in this Contract, such cooperation to include providing such reasonable financial and other information regarding themselves and/or their affiliates as required by third parties and being available to meet with third parties, such third parties to include governmental agencies and municipalities.

                  F. Failure of Conditions Precedent not a Default. Subject to the provisions of Article 12, the failure of any of the conditions precedent to Closing set forth in this Article 10 shall not, solely by virtue of such failure, constitute a default by either Purchaser or Seller. Subject to the provisions of Article 12, in the event that a condition precedent to either or both of Seller's or Purchaser's obligation to close the transaction has not been satisfied as of Closing (as the same may be adjourned pursuant to Section 10.5 or otherwise provided in this Contract), the party whose condition has not been satisfied may terminate this Contract by written notice to the other party as provided in Section 10.A or 10.B, as applicable.

           11. Closing Costs.

                  A. Purchaser shall pay for all of its costs of closing including its own attorney fees. Seller shall pay for all of its costs of closing including its own survey costs and attorney fees. Title insurance premiums, transfer taxes and other amounts shall be paid by Seller and/or Purchaser in accordance with applicable local customs.

                  B. The following shall be apportioned with respect to the Premises, based on the number of days Sellers and Purchaser each own the Premises in the month in which the Closing occurs, as of 12:01 a.m. on the Closing Date, as if Purchaser were vested with title to the Properties during the entire Closing Date:

                  (i) all collected rents and other sums received under Leases ("Rents") (including prepaid Rents);

                  (ii) to the extent not required by the Leases to be paid or reimbursed by the tenants thereunder, taxes and assessments (including, without limitation, personal property taxes on any personal property, rent taxes and real estate taxes and assessments) levied against the Premises;

                  (iii) to the extent not required by the Leases to be paid or reimbursed by the tenants thereunder, pre-payments and accrued amounts due under any Service Contracts, to the extent assumed by Purchaser pursuant to this Contract;

                  (iv) to the extent not required by the Leases to be paid or reimbursed by the tenants thereunder, water, sewer, gas, electricity, telephone and other utility and fuel charges for which Seller is liable, if any; such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (which Seller shall use reasonable efforts to cause to be read not more than two (2) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility;

                  (v) to the extent not required by the Leases to be paid or reimbursed by the tenants thereunder, amounts paid or payable (a) under any reciprocal easement agreement, joint operating agreement, party wall agreement, or other agreement between the owner of any of the Premises and any other property owners or parties, or (b) under any agreement assigned by the Assignments of Property Agreements;

                  (vi) percentage or overage rent payable by the tenant under any of the Leases; and

                  (vii) all other items of revenue and expense pertaining to the Premises (other than insurance premiums which shall not be prorated).

                  C. Nondelinquent Rent collected by Seller after Closing attributable to periods from and after Closing shall be promptly remitted to Purchaser. Delinquent Rent collected by Seller and Purchaser after the date of Closing shall be delivered by the recipient as follows: within fifteen (15) days after the receipt thereof, Seller and Purchaser agree that all Rent received by Seller or Purchaser shall be applied first to then current Rents, and then to delinquent Rents, in inverse order of maturity (that is, in the order of the past due amount attributable to the payment period closest to the date payment is received first, then the past due amount attributable to the payment period next closest to the date payment is received second, etc.). Seller retains the right to pursue those who become delinquent between the date of this Contract and Closing) for payment of delinquent rent, provided that Seller shall not have the right to pursue eviction proceedings against said tenants or to terminate any Lease or any rights to possession thereunder Purchaser agrees to use its good faith efforts to attempt to collect such delinquencies.


         Purchaser and Seller agree to prorate real estate taxes and assessments for the period for which such taxes are assessed, regardless of when payable. Any taxes to be paid at or prior to Closing shall be prorated based upon the amounts actually paid, with Purchaser being charged and Seller being credited at Closing with that portion of such taxes and assessments which relates to the period on or after the Closing Date. If taxes and assessments for the fiscal year in which Closing occurs have been determined but have not been paid before Closing, Seller shall be charged and Purchaser credited at Closing with an amount equal to that portion of such taxes and assessments which relates to the period before the Closing Date and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. If the actual taxes and assessments are not known at Closing, the proration shall be based upon the most recent assessed values and tax rates. To the extent that the actual taxes and assessments paid differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within sixty
(60) days of the issuance of final tax bills.

         To the extent the Respective Leases do not require the tenant to pay special assessments, each Seller shall be responsible to pay the installments of any special assessments that are due and payable through the Closing Date with respect to its Respective Property and the Purchaser shall be responsible for the installments for the periods following the Closing Date.

         At Closing, (A) Sellers shall credit to the account of Purchaser the amount of all cash security deposits (together with interest required to be paid thereon under the respective agreements to which they relate or under applicable law), (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Premises which are duly assigned to Purchaser at Closing, and (C) Seller shall credit to the account of Purchaser the amount of any Rents that Seller has received as of Closing and that are attributable to the period on or after the Closing Date.

         Some or all of the Sellers, as landlords under the Leases, are currently collecting from tenants additional rent to cover taxes, insurance, utilities, maintenance and other operating costs and expenses incurred by Sellers in connection with the ownership, operation, maintenance and management of the Premises (such expenses, collectively "Expenses" and such collections, collectively "Collections"). Non-delinquent Collections for the month in which Closing occurs shall be prorated in the same manner as other Rents. Subsequent to Closing, but no later than January 31, 2007, (or, in the case of Expenses and Collections relating to real estate taxes, within sixty (60) days after receipt of the final tax bill(s), as the case may be, if later) (the "Reproration Dates"), Purchaser shall use reasonable efforts to calculate adjustments for Expenses incurred and Collections received for the year of Closing and shall prepare and present to Seller a calculation of the Collections received and Expenses incurred by each of Seller and Purchaser attributable to each party's period of ownership, and shall cooperate with Seller in calculating any readjustments necessary. The parties shall make the appropriate adjusting payment between them within 30 days after presentment to Seller of Purchaser's calculation; provided, however, that in the event that either Purchaser or Seller owes the other an adjusting payment with respect to collections, the party owing said adjusting payment shall make such adjusting payment only to the extent that it has received payments of collections from the applicable tenants. Either party may inspect the other's books and records related to the Premises to confirm the calculation.

         Either party shall be entitled to a post-Closing adjustment for any proration or adjustment that was estimated at Closing or is incorrect provided written notice thereof is given to the other party within one (1) year of Closing, or, if later, with respect to real estate taxes only, within sixty (60) days after receipt of final tax bills.

             12. Closing Date.

                    A. The parties agree that, subject to express provisions contained herein which allow for an adjustment to the date of Closing, the closing (the "Closing") shall occur on or before August 1, 2006 (the "Closing Date"). The Closing shall take place at the offices of the Escrow Agent. If Purchaser shall have failed or been unable to close on or by the Closing Date due to the breach of this Contract by it, then this Contract shall terminate, neither party shall have any further obligations to the other and Seller shall be entitled to retain the entire Downpayment and any interest earned thereon.

                    B. Notwithstanding any other provision to the contrary set forth in this Contract, it is understood and agreed that in the event of any default on the part of Purchaser in the performance of its material obligations hereunder, Seller shall look to the Downpayment in accordance with the terms hereof as its liquidated damages and waives any claim for specific performance or any other claim either against the Purchaser or against any person disclosed or undisclosed. Notwithstanding any other provision to the contrary set forth in this Contract, in the event any Seller shall default hereunder in the performance of its material obligations hereunder, (or in the event of any pre-Closing claim of Purchaser against any Seller related to this Contract or the Premises), Purchaser's sole right shall be to either recover its Downpayment and interest thereon or to seek specific performance of this Contract, with it being understood that no Seller shall in any event ever be liable for consequential or other monetary damages in respect of this Contract, its Respective Property, the Premises or the transaction contemplated hereby; provided, however, that in the event such default is the result of Sellers' willful failure to perform its material obligations as required hereunder, Seller will be responsible for the reimbursement of the Purchaser's actual and reasonable out-of-pocket costs incurred in connection with this Contract. Seller and Purchaser acknowledge that the amount of damages of Seller occasioned by a default of Purchaser hereunder would be difficult or impossible to accurately predict and Seller and Purchaser, after consultation with counsel of their own choosing, agree that the liquidated damages provided for in this Paragraph 12.B. are reasonable sums to be used as liquidated damages.

          13. Closing Documents.

                    A. Seller's Closing Deliveries. On the business day prior to the Closing Date, Sellers shall deposit with Escrow Agent for delivery to Purchaser on the Closing Date each of the following (duly executed by Sellers, if applicable):

                             (i) a Deed for each of the Properties, subject only
to the Permitted Exceptions.

                             (ii) two counterparts of a bill of sale for each
Property;

                             (iii) a letter to each of the tenants under the
Leases, advising them of the sale of the Respective Property;

                             (iv) a letter to each of the other parties to the
Service Contracts, advising them of the sale of the Respective Property;

                             (v) any and all affidavits, undertakings,
certificates or other documents customarily required by the Escrow Agent in order to cause it to issue the owner's policy of title insurance on the Closing Date;

                             (vi) two counterparts of an Assignment and
Assumption of Leases and Security Deposits for each Property, which shall assign the Leases and Security Deposits, to Purchaser;

                             (vii) two counterparts of an Assignment and
Assumption of Service Contracts (the "Assignment of Contracts") for each
Property;
                             (viii) two counterparts of an Assignment of the
Intangible Personal Property (the "Assignment of
Intangibles") for each Property;

                             (ix) all of the original Leases and Service
Contracts in Sellers' possession;

                             (x) to the extent in the possession or control of
Seller (or its agents), all keys and passcards for the Premises, with identification of the lock to which each such item relates;

                             (xi) Sellers' affidavits stating, under penalty of
perjury, Sellers' U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code (and any similar affidavit that may be required under state law);

                             (xii) evidence of termination of any property
management, leasing and/or brokerage agreements for the Premises with entity affiliated with Seller or any other agreement which Purchaser is not assuming hereunder ;

                             (xiii) any licenses, permits, warranties,
guaranties, plans and specifications related to the Premises in the possession or control of any Seller;

                             (xiv) a certificate updating Sellers'
representations and warranties under Subparagraph 8.A. as of the Closing Date;

                             (xv) evidence of Sellers' authority to consummate
the transactions contemplated herein, in a form reasonably satisfactory to Escrow Agent;

                             (xvi) all other documents reasonably and
customarily required in order to perfect the conveyance, transfer and assignment of the Premises to Purchaser;

                    B. Purchaser's Closing Deliveries. Except as otherwise provided below, on the Business Day prior to the Closing Date, Purchaser shall deposit with Escrow Agent for delivery to Seller on the Closing Date each of the following (duly executed by Purchaser, if applicable):

                             (i) the Cash Balance (to be deposited on the
Closing Date);

                             (ii) two counterparts of each Assignment of Leases;

                             (iii) two counterparts of each Assignment of
Contracts;

                             (iv) two counterparts of each Assignment of
Intangibles;

                             (v) a certificate updating Purchaser's
representations and warranties under Subparagraph 8.B. as of the Closing Date;

                             (vi) all other documents reasonably and customarily
required in order to perfect the conveyance, transfer and assignment of the Premises to Purchaser;

                    C. Joint Closing Deliveries. On the Closing Date, Purchaser and Seller shall deliver to the other duly executed counterparts of

                             (i) a closing statement prepared in accordance with
Subparagraph 11.B.,

                             (ii) any transfer tax declarations, change of
ownership forms or other similar instruments as may be required by law, and

                             (iii)  the Estoppel Certificates.

                    D. Form of Documents. The parties shall agree upon the form of the documents required hereinabove in this Article during the Due Diligence Period.

         14. Pre-Closing Obligations Of Seller. Between the date of this Contract and the earlier of the Closing Date or termination of this
Contract:

                    A. To the extent of each Seller's obligation under the Respective Lease (and expressly excluding any obligations of the tenants under the Leases), Sellers shall manage, maintain and operate the Premises in accordance with existing business practices and keep the Premises and the Tangible Personal Property in substantially their existing condition and repair, ordinary wear and tear excepted, but in no event shall Sellers be obligated to expend in the aggregate for capital repairs, replacements or improvements to the Premises in excess of $100,000 between the date hereof and the Closing Date, other than as may be required under applicable law. It is understood that the provisions of the preceding sentence shall not apply to any repair or capital improvement project in progress as of the last day of the Due Diligence Period, which projects Seller shall continue to prosecute with due diligence until the Closing Date. The extent and scope of any repairs to be made by Seller shall be determined by Seller in its reasonable discretion consistent with its existing business practices. With respect to repairs of a material nature that are not of an emergency-type nature, as a courtesy, Seller shall attempt to contact Purchaser to consult with Purchaser on Seller's proposed repairs.

                    B. Seller shall not offer to sell, or sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Premises or any interest therein to any party but Purchaser. Seller shall not initiate, consent to, approve or otherwise take any action with respect to zoning, tax assessment or any other governmental rules or regulations presently applicable to all or any part of the Premises.

                    C. Seller shall not terminate (except in the course of exercising default remedies thereunder) or materially modify, extend, amend or renew any existing Lease, Service Contract or recorded agreement affecting the Properties, except that (i) Seller may enter into any Service Contracts in the ordinary course of business provided such Service Contract terminates on or prior to the Closing Date, and (ii) Seller may enter into Service Contracts in connection with an emergency situation (such as a natural disaster) or with respect to emergency-type repairs, even if such Service Contracts terminate after the Closing Date, provided that Seller shall give notice to Purchaser reasonably promptly of any such emergency Service Contracts.

                    D. Sellers shall maintain in full force and effect their existing insurance coverages with respect to the Premises.

                    E. From and after the date hereof, Sellers shall provide to Purchaser, promptly upon the receipt thereof, copies of notices of material defaults received from any tenant under any of the Leases.

                    F. Sellers shall, to the extent consistent with its past practice, perform material obligations arising between the date of this Contract and Closing under material agreements affecting the Properties.

                    G. Sellers shall not remove Tangible Personal Property from the Premises unless such property is replaced with similar property of equal or greater value.

                    H. Sellers shall, to the extent consistent with its past practice, maintain any licenses or permits held by Sellers in connection with the Properties as of the date hereof.

                    I. Sellers shall use commercially reasonable efforts to obtain any required consents from third parties required for the assignment to Purchaser of any assignable warranties, guaranties, licenses or permits pertaining to the Premises, provided that Seller shall not be required to pay any amounts to said third parties or initiate or threaten to initiate any litigation against said third parties in order to obtain said consents. Purchaser shall give Sellers written notice of such required consents within ten
(10) Business Days after the date of this Contract.

                    J. Sellers shall not withdraw, settle or compromise any reduction proceeding affecting real estate taxes assessed against any Property without the prior consent of Purchaser which consent shall not be unreasonably withheld or delayed. If a Seller (as opposed to a tenant) has appealed the real estate taxes for its Respective Property, then Purchaser agrees to continue to use such Seller's appeal firm for the years currently under review. Any future refunds and fees of such counsel shall be prorated between Purchaser and such Seller as of the Closing Date, to the extent a tenant is not permitted by the terms of a Respective Lease to retain such refunds. This Subparagraph 14.J. shall survive the Closing and the delivery of the deeds and ground lease assignment.

                    K. Sellers will cooperate in a commercially reasonable manner with Purchaser's efforts to obtain written evidence from and to the extent of any applicable state and municipal authorities that Sellers' have no delinquent state or city tax or other liabilities with respect to the Premises for which Purchaser will be responsible after Closing ("Bulk Sales Certificates"). Sellers shall be responsible for payment of any amounts shown to be due to any applicable authorities pursuant to the Bulk Sales Certificates.

                    L. Sellers will cooperate in a commercially reasonable manner with Purchaser's efforts to obtain any necessary consent to the transfer of any Guarantees and Warranties from the issuer of such warranty or guaranty; provided, however that Sellers shall have no obligation to incur any expense or liability in order to obtain such consents and the procurement of such consents shall not be a condition to Purchaser's obligations under this Agreement.


             15. Condemnation.

                    A. Each Seller represents and warrants as to its Respective Property that, as of the date hereof, it has no knowledge of any pending or contemplated condemnation proceedings affecting its Respective Property or any part thereof.

                    B. If prior to the Closing, any Property (or a material portion thereof) shall be taken by condemnation, eminent domain or deed in lieu thereof (or written threat or notice of such taking shall be made by any governmental authority), this Contract shall be automatically terminated, the Downpayment and interest thereon shall be returned to Purchaser and thereupon no party shall have any further liability or obligation to the other. For purposes hereof, a partial condemnation or other taking shall be deemed material only if same shall result in cancellation of Leases and/or reductions in Rents under Leases in the aggregate resulting in the loss of five percent (5%) or more of the aggregate Rents currently provided for in the most recent rent roll for such Property. If this Contract is not terminated, Seller shall not make any settlement or other agreement relating to such action without the prior written consent of Purchaser and Purchaser shall (a) accept title to the Premises subject to the condemnation or other taking, and (b) pay in full the purchase price and on the Closing Date the net proceeds of the award or payment shall be assigned by the applicable Seller to Purchaser and net monies theretofore received by such Seller in connection with such condemnation or other taking shall be paid over to Purchaser or allowed as a credit against the purchase price hereunder (unless previously used by such Seller in connection with the repair of the Premises in connection therewith). This Paragraph shall govern to the extent inconsistent with any applicable law.

         16.      Casualty.

                    A. The risk of loss or damage or destruction to the Premises by fire or other casualty is assumed by Seller (with respect to their Respective Properties) until the Closing, but, except as specifically set forth in this Paragraph, no Seller shall be obligated to repair or replace any such loss or damage. In the event of fire or other casualty , Seller shall have ten (10) Business Days to notify Purchaser whether it intends to rebuild the affected portion of the Premises, but if Seller shall fail to notify Purchaser of its election within such ten (10) Business Day period Seller shall be deemed to have elected not to rebuild. If Seller elects (or is deemed to have elected) not to repair or replace any such loss or damage to the affected portion of Premises then Purchaser shall have the option of declaring this Contract terminated within thirty (30) days of Seller's election not to rebuild, in which event Purchaser shall instruct Escrow Agent to refund to Purchaser, the Downpayment and interest thereon whereupon this Contract and all rights of Purchaser hereunder and to the Premises shall terminate and neither Seller nor Purchaser shall have any further claim against the other; provided that if Purchaser shall not have elected to terminate this Contract as aforesaid then Purchaser shall close title in accordance with this Contract and pay in full the Purchase Price, without any abatement thereof or claim against any Seller for such loss or damage, and accepting an assignment, without recourse, of the applicable Seller's rights, if any, to any payments to be made under any applicable rent loss and hazard insurance policies, if any, together with any payments under such policies made to such Seller prior to the Closing and not expended to repair or replace such loss, damage or destruction, plus the amount of any deductible from its coverage. If a Seller elects to repair or replace any such loss or damage, Sellers shall be entitled to reasonable adjournments of the Closing Date in which to perform the work, not exceeding sixty (60) days in the aggregate. If a Seller elects to repair or replace any such loss or damage to its Respective Property, Seller shall act in good faith and use reasonable efforts to repair or replace any such loss or damage, and if such loss or damage is not repaired (substantial completion thereof) prior to the Closing Date, as adjourned by such Seller pursuant to this Paragraph 16.A., Purchaser shall have the option (to be exercised within ten (10) days of Seller's notice thereof to Purchaser) of: (a) declaring this Contract terminated, in which event Seller or Purchaser shall instruct Escrow Agent to refund to Purchaser, the Downpayment and interest thereon whereupon this Contract and all rights of Purchaser hereunder and to the Premises shall terminate and no Seller nor the Purchaser shall have any further claim against the other or (b) closing title in accordance with this Contract and paying in full the Purchase Price, without any abatement thereof or claim against any Seller for such loss or damage, and accepting an assignment, without recourse, of such Seller's rights, if any, to any payments to be made under any applicable hazard insurance policies for work not yet completed, together with any payments under such policies made to such Seller prior to the Closing not expended to repair or replace such loss, damage or destruction, plus the amount of any deductible from its coverage; provided that if Purchaser shall have failed to timely make an election it shall be deemed to have chosen (b) above. Notwithstanding the foregoing, if the cost of the repairs and replacements is less than $200,000 as to any particular Property, as determined by an independent third party professional chosen by the parties, Purchaser shall close title with a credit against the purchase price in such amount which shall not exceed $200,000 with respect to any Property and Seller shall retain the rights to the insurance proceeds, if any, in respect of such casualty. This Paragraph 16.A. shall govern to the extent inconsistent with any applicable law.

                    B. If any Seller receives a notice or request from any insurance company or Board of Fire Underwriters (or other organization exercising functions similar thereto) requesting the performance of any work or alteration in respect of its Respective Property prior to the Closing Date, it agrees to promptly send same to Purchaser and to attempt in good faith to comply therewith (or cause its tenant under a Respective Lease to comply therewith); provided, however, that in the event the compliance shall cost more than $100,000.00 for all affected Properties in the aggregate, then such Seller shall have the option not to so comply (and not cause its tenant under a Respective Lease to comply), in which event Purchaser shall have the option to either close on its acquisition of the Premises (without exception for the affected Property(ies)) with a $100,000.00 credit against the purchase price or to rescind this Contract and in such case the Downpayment shall be returned to Purchaser and thereafter the parties shall have no further obligation to each other. Nothing contained herein may be construed as requiring any Seller to threaten or bring litigation or any similar action in order to "cause" a tenant to perform its obligations under a Respective Lease.

               17. Assignment. Purchaser will not, without the prior written consent of Seller' Representative (which consent may be withheld in the absolute discretion of the Seller and/or the Sellers' Representative), sell, assign or transfer its interest in this Contract; provided, however, that Purchaser shall have the right, without it being released from its liabilities hereunder, to assign this Contract to entities which are controlled by, controlling, or under common control with, Purchaser. The sale of more than a 50% interest in Purchaser shall be deemed an assignment requiring the consent of Sellers' Representative as set forth in the preceding sentence. Any purported assignment of this Contract in violation of this Paragraph 17 shall be ineffective and void ab initio and shall constitute a default hereunder by Purchaser, in which event this Contract shall terminate, the parties shall have no further obligations against the other and the Escrow Agent shall remit the Downpayment with interest thereon to Sellers' Representative.

               18. Brokers. Purchaser and Seller each represents and warrants that, except for Transwestern Carey Winston L.L.C. d/b/a Transwestern Commercial Services ("Broker"): (i) it has not dealt with any broker in respect of the sale of the Premises to Purchaser and (ii) no broker brought the Premises to the attention of the Purchaser or was otherwise involved in the Purchaser's interest in the Premises. Purchaser agrees to compensate Broker at Closing as per a separate agreement. Each party shall indemnify, defend and hold harmless the other for any claims which would constitute a breach of the foregoing representations and warranties and Purchaser shall indemnify, defend and hold Seller and Sellers' Representative harmless from any claims as a result of Purchaser's breach of its covenant herein to compensate the Broker under separate agreement. The provisions of this Paragraph shall survive the Closing and the delivery of the Deeds or the other termination of this Contract.

           19. Section 1031 Tax Deferred Exchange. At the option of either Sellers' Representative (and Sellers, as to any of the Properties) or Purchaser, each party agrees to cooperate with the other to qualify this transaction (or a portion hereof) as a like-kind exchange of property described in Section 1031 of the Internal Revenue Code of 1986, as amended. Each Seller and Purchaser further agree to consent to the assignment of this Contract to a "Qualified Intermediary" and/or take such other action reasonably necessary to qualify this transaction as a like-kind exchange provided that (i) such exchange shall be at the cost and expense of the requesting party, (ii) the other party shall incur no liability as a result of such exchange and (iii) no such assignment of this Contract shall relieve the requesting party of its obligations under this Contract and the requesting party shall remain liable for the performance of its obligations hereunder including, without limitation, the representations, warranties, and covenants given by it under this Contract.

          20.   Miscellaneous.

                    A. If any party shall be required to employ an attorney to enforce or defend the rights of such party related to this transaction or the Premises, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs. This Paragraph 20.A. shall survive the Closing or earlier termination of this Contract.

                    B. This Contract contains the complete agreement between the parties, supersedes all prior agreements (oral or written) and no term hereof may be waived or amended except by the written agreement of the party to be charged by such waiver or amendment. This Contract has been negotiated and shall not be construed against its drafter. The parties agree that there are no oral agreements, understandings, representations or warranties which are not expressly set forth herein.

                    C. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or sent by United States registered or certified mail, return receipt requested, or sent by Federal Express, United Parcel Service or other reputable overnight delivery service, or by electronic mail to Seller or Sellers' Representative (for the attention of Lawrence Ricketts) at the address set forth above or by e-mail to larry_r@1liberty.com, with a copy to Mark H. Lundy at its address set forth above or by e-mail to mark_l@gouldlp.com, with an additional copy to Bryan Cave LLP, 1200 Main Street, Suite 3500, Kansas City, Missouri 64105, Attn: Christopher J. Fisher (e-mail, cjfisher@bryancave.com), or at such other addresses as it may designate by notice hereunder and to Purchaser at its address set forth above, Attn: Shelby Pruett or by e-mail to spruett@ecm-funds.com with a copy to DLA Piper , 203 North La Salle, Suite 1900, Chicago, Illinois 60601, Attn: Mark Yura (e-mail mark.yura@dlapiper.com), or at such other addresses as it may designate by notice hereunder. The address for Escrow Agent is First American Title Insurance Company, 633 3rd Avenue, New York, New York 10017, Attn: Jeffrey S. Mitzner.

                    D. The respective attorneys for Seller, Sellers' Representative and Purchaser are authorized to give and receive any notices required or permitted to be sent hereunder and are permitted to agree on adjournments of the Closing Date.

                    E. No Seller will be deemed to have made any representation, warranty or covenant under this Contract with respect to any Property other than its Respective Property, or with respect to any Lease other than its Respective Lease .

                    F. This Contract shall not be binding until executed and delivered by Seller and Purchaser. Once fully executed and delivered, this Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

                    G. This Contract shall be governed by and construed in accordance with the laws of the State of New York.

                    H. If any provision hereof shall be deemed unenforceable, the remaining terms of this Contract shall be unaffected thereby and shall remain in full force and effect.

                    I. The headings herein are for reference purposes only and shall not be deemed to affect the interpretation of this Contract.

                    J. SELLER AND PURCHASER HEREBY WAIVE ANY AND ALL RIGHTS THAT EITHER MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY DISPUTE CONCERNING THIS CONTRACT OR THE PREMISES.

                    K. Each Seller and Purchaser expressly understands and agrees and acknowledges that neither party would have entered this Contract without the express provisions of this Subparagraph 20.K, except as specifically permitted under Subparagraph 20.Lof this Contract, in no event shall either party ever be liable to the other party for consequential, compensatory or any other monetary damages (other than the Sellers' liquidated damages provided herein or the amounts payable pursuant to Subparagraph 12.B. hereof) in respect of this Contract, the Premises or the transaction contemplated hereby. In addition, each party hereby agrees that in no event shall either party make or bring any claim for any matter whatsoever against any member, shareholder, partner, officer, director, trustee, employee, agent, representative or counsel of or for the other party. Each party acknowledges that it agrees to this Subparagraph 20.K and that it has consulted with counsel of its own choosing in so agreeing. This Subparagraph 20.K. shall survive the Closing or earlier termination of this Contract.

                    L. Purchaser understands and agrees that it shall not be permitted to record this Contract or a memorandum hereof and any breach of this provision shall constitute a default by Purchaser under this Contract in which event Seller shall be entitled to the Downpayment, this Contract shall be terminated and Seller shall (notwithstanding any other provisions of this Contract) be entitled to such remedies as are available in law or equity.

                    M. Time is of the essence hereunder.

                    N. One Liberty Properties, Inc, a Maryland corporation affiliated with Sellers, by execution of this Contract hereby agrees to be liable for the post-Closing obligations of Sellers (and each of them).


                           [signature page(s) follow]

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Contract as of the date first hereinabove written.

OLP Chula Vista Corp., as Seller       OLP Roanoke, LLC, as Seller
Tax ID #                               Tax ID #
        ---------------------                 --------------------

By:                                    By:
    --------------------------             --------------------------
Print Name:
            ------------------         Its: [Member/Manager]
Title:
        ----------------------         By:
                                          -----------------------------
                                       Print Name:
                                                  ---------------------
                                       Title:
                                             --------------------------

OLP Norwalk LLC, as Seller             OLP Henrietta, LLC, as Seller
Tax ID #                               Tax ID #
         -----------------                     ---------------------

By:                                    By:
   ---------------------------            --------------------------
Its: [Member/Manager]                  Its: [Member/Manager]

     By:                               By:
         ---------------------            ---------------------------
     Print Name:                       Print Name:
               ---------------                    -------------------
     Title:                            Title:
            ------------------               ------------------------

OLP Austell LLC, as Seller             OLP Lubbock Venture Limited Partnership,
                                       as Seller
y:                                    By:
   ---------------------------            --------------------------
Its: [Member/Manager]                  Its: [Member/Manager]

     By:                               By:
         ---------------------            ---------------------------
     Print Name:                       Print Name:
               ---------------                    -------------------
     Title:                            Title:
            ------------------               ------------------------

OLP Beavercreek, LLC, as Seller       OLP Live Oak Limited Partnership,as Seller
Tax ID #                              Tax ID #
         ---------------------                ----------------------

By:                                    By:
   ---------------------------            --------------------------
Its: [Member/Manager]                  Its: [Member/Manager]

     By:                               By:
         ---------------------            ---------------------------
     Print Name:                       Print Name:
               ---------------                    -------------------
     Title:                            Title:
            ------------------               ------------------------

OLP Southlake LLC, as Seller
Tax ID #
        ---------------------

By:
    -------------------------

Its: [Member/Manager]

     By:
        ---------------------
     Print Name:
                --------------
     Title:
            ------------------

     One Liberty Properties, Inc., a Maryland   ECM Diversified Income & Growth
     corporation, solely for the  purpose of    Fund, LLC, as Purchaser
     agreeing to be responsible for any         Tax ID #
     post-Closing liabilities of the Sellers,            ----------------------
     as provided in Subparagraph 20. N. hereof  By:
                                                    ---------------------------
                                                 Its: [Member/Manager]
     By:                                         By:
         ---------------------                      ---------------------------
     Print Name:                                 Print Name:
               ---------------                              -------------------
     Title:                                      Title:
            ------------------                         ------------------------



                              First American Title Insurance Company,
                              solely in its capacity as Escrow Agent

                              By:
                                 ------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------

                        Schedule 7(A) to Contract of Sale

Leases and Lease Related Documents:

CHULA VISTA:
-----------
Lease dated March 10, 1997 First Lease Amendment dated February 4, 1998 Second Lease Amendment dated January 21, 2004 Third Lease Amendment dated as of March 1, 2004 Assignment of Lease Dated November 3, 1997 Exhibits to Lease Dated March 1997

NORWALK:
Agreement for Termination of Certain Portions of Disposition and Development
   Agreement dated: May 8, 1996
Guaranty Dated June 13, 1995
Lease Dated as of February 8,1995 Lease Part 2-Dated as of February 8, 1995 Certificate of Occupancy Dated May 10,1996
Disposition and Development Agreement Dated April 26, 1994
Parking Agreement Dated June 14, 1995
Ground Lease Agreement Dated March 30, 1995
Ground Lease Dated May 15, 1995

AUSTELL:
Lease dated as of April 13, 1998. First Amendment to Lease, dated as of June 29, 1998. Completion Certificate, dated as of January 18, 2000.

BEAVERCREEK:
Lease dated July 25, 1997.
Lease Modification Agreement No. 1 dated September 10, 1998
Lease Modification Agreement No. 2 dated May 17, 2002

ROANOKE:
Lease dated as of May 11, 1999.
First Amendment dated July __, 1999.
Second Amendment of Lease Dated February 26, 2003
Reciprocal Easement Agreement Dated April 25, 2000
Guaranty:  Consolidated Theatres Holdings, G.P., pursuant to Guaranty of
   Lease dated as of May 11, 1999.

SOUTHLAKE:
Lease dated as of October 4, 1996.
First Amendment dated as of May 14, 2002.

LUBBOCK:
Lease Dated January 6, 1998
Letter Agreement dated December 2, 1998
Lease Commencement Agreement dated January 18, 1999
Landlord's Agreement Dated April 30, 2003

LIVE OAK:
--------
Lease Dated May 28, 1998
Contingency and Development Agreement dated May 28, 1998 First Amendment to Lease dated as of September 4, 1998
First Amendment to Contingency and Development Agreement dated as of August 28, 1998 Second Amendment to Lease dated as of March 1, 2000 Second Amendment to Contingency and Development Agreement date as of March 1, 2000 Assignment, Assumption, Consent and Release Agreement dated as of March 27, 2001

HENRIETTA:
Lease Dated April 18, 1996
Lease Modification Agreement dated June 21, 1996
Lease Modification Agreement No. 2 dated October 31, 1996

Zoning Reports:
Regal Live Oak 18-Live Oak, TX - PZR - 11/11/2002 Regal Henrietta 18- Henrietta, NY - PZR - 11/11/2002 Cinemark Tinseltown Lubbock,TX - PZR - 10/16/2002 Regal Austell 22-Cobb County, GA - PZR - 3/29/2002 Regal Fairfield Commons 20-Beavercreek, OH - PZR - 6/19/2002 Consolidate Valley View Grande 16-Roanoke, VA - PZR - 8/5/2002 AMC Norwalk 20-Norwalk, CA - PZR - 6/4/2002 Regal Theater-Chula Vista, CA - PZR - 3/3/2004 AMC Southlake Pavilion 24 - Morrow, GA
- PZR - 4/11/02

Environmental Reports:
AMC Norwalk - Phase 1 prepared by Hayden Environmental dated February 7, 2001 Regal Live Oak - Phase 1 prepared by EMG dated 11/22/02 - 97215 Regal Henrietta
- Phase 1 prepared by EMG dated 10/31/02 - 97216 Cinemark - Lubbock - Phase 1 prepared by EMG dated 11/21/02 - 97217 Regal Austell - Phase 1 prepared by United Consulting dated 4/1/02 - 971195-10 Regal Beavercreek - Phase 1 prepared by Geotechnical Consultants Inc. dated 1/8/2002 - 01-E-09756 AMC - Southlake - Phase 1 prepared by EMG dated 4/22/02 - 91671 Consolidated Roanoke - Phase 1 prepared by EMG dated 7/25/02 - 94204 Regal Chula Vista - Phase 1 prepared by SECOR dated 1/28/04 - B3OT.90089.00.0001

Surveys:
Consolidated Roanoke
Date:  July 29,2002 prepared by Mattern & Craig Consulting Engineers-Surveyors

AMC Southlake
Date: January 11,2002 prepared by Travis Pruitt & Associates, Inc

Regal Austell
Date:June 10,2002 prepared by W.K. Dickson

Regal Beavercreek
Date: February 20,2002 prepared by NCI-Northwest Consultants, Inc

Regal Chula Vista
Date: November 4, 2004 prepared by O.K.O Engineering

Cinemark Lubbock
Date: December 11, 2002 prepared by Abacus Engineering

Regal Henrietta
Date: December 13, 1996 prepared by Costich Engineering

Regal Live Oak
Date: December 02, 2002 prepared by Macina-Bose-Copeland & Assoc., Inc

AMC Norwalk
Date:July 08, 2002 prepared by Development Resource Consultants (DRC)

                        Schedule A-1 to Contract of Sale

                          Chula Vista Legal Description

                               See following pages

                        Schedule A-2 to Contract of Sale

                            Norwalk Legal Description

                              See following page(s)

                        Schedule A-3 to Contract of Sale

                            Austell Legal Description

                               See following page

                        Schedule A-4 to Contract of Sale


                          Beavercreek Legal Description

                               See following pages

                        Schedule A-5 to Contract of Sale


                           Southlake Legal Description

                               See following page

                        Schedule A-6 to Contract of Sale


                            Roanoke Legal Description

                               See following page

                        Schedule A-7 to Contract of Sale


                            Lubbock Legal Description

                               See following page

                        Schedule A-8 to Contract of Sale


                           Live Oak Legal Description

                               See following pages

                        Schedule A-9 to Contract of Sale


                           Henrietta Legal Description

                               See following page

                      Schedule 8(A)(v) to Contract of Sale

1. (Beavercreek Property): agreement with Vicar Security, dated September 20, 2004 (security services).

2. (Beavercreek Property): agreement with Louderback Family Investments Inc., dated May 17, 2002 (landscaping and other common area maintenance, snow removal, etc.).

3. (Southlake Property): Management and Security Agreement with Thomas Enterprises Inc., dated June 27, 2002 (landscaping and other common area maintenance, snow removal, etc.).

                     Schedule 8(A)(viii) to Contract of Sale

                                      NONE

                      Schedule 8(A)(ix) to Contract of Sale

         (Southlake Property): As disclosed in further detail in information and correspondence previously sent to Buyer, Seller has received written notice that the two "AMC" signs in connection with the Southlake Property and located on property not owned by Seller are not permitted by the City Sign Code; an easement for one of such signs has been obtained and sent for recordation and an easement for the other is in process of being signed and delivered for recordation (and both of which shall be Permitted Exceptions under the Contract to which this Schedule is attached).

                      Schedule 8(A)(x) to Contract of Sale

                                      NONE.

                                                                EXHIBIT 99.1



                          ONE LIBERTY PROPERTIES, INC.
                         60 Cutter Mill Road - Suite 303
                           Great Neck, New York 11021
                          www.onelibertyproperties.com
                             Telephone 516.466.3100
                             Telecopier 516.466.3132


              ONE LIBERTY JOINT VENTURES AND ONE LIBERTY ENTER INTO
                 CONTRACTS TO SELL TEN MOVIE THEATER PROPERTIES

Great Neck, New York - June 15, 2006 - One Liberty Properties, Inc. (NYSE:OLP) today announced that a contract has been executed by entities wholly-owned by two joint ventures of OLP (in which OLP holds a 50% equity interest) to sell to a single buyer eight properties and by a wholly-owned subsidiary of OLP to sell to the same buyer one property for an aggregate consideration of $161,885,050. Of such amount, approximately $146,657,627 has been allocated to the eight properties owned by the entities wholly-owned by the joint ventures and approximately $15,227,423 has been allocated to the property owned by the OLP subsidiary. Each property is improved with a movie theater. One Liberty also announced that a contract of sale has been executed with a different purchaser, pursuant to which an additional movie theater property, owned by an entity wholly-owned by one of our joint ventures, is to be sold for a consideration of $16,000,000.

Consummation of the transactions is conditioned upon the fulfillment of specific terms and conditions and delivery of specific documents as is customary for transactions of this type, including, among other terms and conditions, the delivery of current tenant estoppel certificates for each of the properties. Additionally, the contract of sale with respect to the nine properties provides the buyer with a 35-day due diligence period pursuant to which the buyer may, in its sole discretion, terminate the contract of sale.

Some or all of One Liberty's gain in connection with these two transactions may be deferred for income tax purposes by One Liberty entering into one or more tax-deferred exchanges under Section 1031 of the Internal Revenue Code of 1985, as amended, and using the sale proceeds to acquire one or more replacement properties. There can be no assurance that the transactions, or either of them, will be completed, or, if completed, that suitable replacement properties will be located in accordance with statutory and regulatory requirements applicable to tax-deferred exchanges.

One Liberty is a New York-based real estate investment trust that specializes in the acquisition and ownership of a diversified portfolio of real estate properties under long term net leases. One Liberty's leases generally provide for contractual rent increases with all operating expenses and most of property related expenses paid by the tenant. For more information on One Liberty, please visit our website at www.onelibertyproperties.com.

Caution Concerning Forward-Looking Statements: Materials included in this release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words should be considered uncertain and forward-looking.

Contact: Mark Lundy - 516.466.3100